Exhibit E

Execution Version

MARGIN LOAN AGREEMENT

dated as of August 14, 2025

among

KKR HAWAII HOLDINGS L.P.,
as Borrower,

KKR HAWAII HOLDINGS GP LLC,
as Borrower’s General Partner,

THE LENDERS PARTY HERETO,

UBS AG STAMFORD BRANCH,
as Administrative Agent

and

MIZUHO SECURITIES USA LLC and UBS AG LONDON BRANCH,
as Joint Calculation Agents

i

SCHEDULES

Schedule I – Commitments and Lender Information
Schedule II – Fund Entities
Schedule III – Existing Legend

EXHIBITS

Exhibit A-1 – Form of Closing Date Officer’s Certificate
Exhibit A-2 – Form of Funding Date Officer’s Certificates
Exhibit B – Form of Security Agreement
Exhibit C – Form of Control Agreement
Exhibit D – Form of Issuer Agreement
Exhibit E – Form of Fund Representation Letter
Exhibit F – Form of Collateral Call Notice
Exhibit G – Form of Borrowing Notice
Exhibit H‑1 – U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H‑2 – U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H‑3 – U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H‑4 – U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I – Form of Confirmation
Exhibit J – Form of Equity Commitment Letter

This MARGIN LOAN AGREEMENT dated as of August 14, 2025 (as it may be amended or modified from time to time, this “Agreement”), among KKR Hawaii Holdings L.P., a Delaware limited partnership, as Borrower (“Borrower”), KKR Hawaii Holdings GP LLC, a Delaware limited liability company, as Borrower’s general partner (“General Partner”), each Lender as set forth in Schedule I and each other lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), UBS AG Stamford Branch, as Administrative Agent and Mizuho Securities USA LLC and UBS AG London Branch, as Joint Calculation Agents.

Borrower may request that Lenders make loans to it on the Initial Funding Date (as hereinafter defined) and on any Delayed Funding Date (as hereinafter defined), in an aggregate principal amount (excluding interest paid in kind) not exceeding the Aggregate Closing Date Commitment Amount (as hereinafter defined), and in each case, Lenders are prepared to make such loans upon the terms and subject to the conditions set forth in this Agreement. In addition, Borrower may request that the Lenders make additional loans to it on the Accordion Funding Date (as hereinafter defined) in an aggregate principal amount (excluding interest paid in kind) not exceeding the Aggregate Accordion Commitment Amount (as hereinafter defined), and Lenders are prepared to make such loans upon the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
Definitions And Accounting Terms

Section 1.01         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accelerating Lender” means any Lender that has terminated its Commitment and accelerated any Advances owing to it pursuant to Article 7 provided that, if an Event of Default of the type specified in Section 7.01(f) has occurred and the Advances of all Lenders have automatically become due, each Lender shall be considered an “Accelerating Lender” hereunder.

“Acceptable Collateral” means any of the following assets of Borrower, if (x) subject to a first priority Lien under the applicable Security Agreements and (y) the Collateral Requirement has been satisfied with respect thereto:

(a)          Cash and Cash Equivalents held in the Collateral Accounts;

(b)         security entitlements in respect of DTC Collateral Shares that were deposited into, or credited to, the Collateral Accounts on, and have remained Collateral since, the Closing Date or such later date on which such Collateral Shares were first pledged as Collateral in accordance with this Agreement, as long as:

(i)           such Collateral Shares are DTC Collateral Shares with an unrestricted CUSIP;

(ii)       such Collateral Shares and such security entitlements are not subject to (1) any Transfer Restrictions (other than Existing Transfer Restrictions) (and, for the avoidance of doubt, are not subject to any restrictive legend (it being understood that the Issuer Agreements do not constitute “restrictive legends” for this purpose)), (2) any Restrictive Conditions (other than Existing Restrictive Conditions) or (3) any Lien (other than Permitted Liens); and

(iii)         such Collateral Shares are duly authorized, validly issued, fully paid and non‑assessable; and

(iv)         such Collateral Shares satisfy the Share Segregation Condition;

(c)          Book‑Entry Collateral Shares, as long as;

(i)          such Collateral Shares are not subject to (1) any Transfer Restrictions (other than Existing Transfer Restrictions and Permitted Transfer Restrictions), (2) any Restrictive Conditions (other than Existing Restrictive Conditions) or (3) any Lien (other than Permitted Liens);

(ii)          such Collateral Shares are duly authorized, validly issued, fully paid and non‑assessable;

(iii)         such Collateral Shares satisfy the Share Segregation Condition; and

(iv)       each Issuer Agreement is in full force and effect and there has been no material breach thereof by the Issuer, Borrower or General Partner that is continuing; and

(d)          any Other Acceptable Collateral.

“Accordion Advance” has the meaning specified in Section 2.01(a).

“Accordion Advance Notice Date” means, in respect of the Accordion Advance, three (3) Business Days (or such shorter period as may be agreed to by the Administrative Agent and each Lender) prior to the Accordion Funding Date.

“Accordion Commitment” means, with respect to each Lender, the commitment of such Lender, subject to the terms and conditions set forth herein, to make an Accordion Advance hereunder on the Accordion Funding Date, as set forth in Schedule I hereto.

“Accordion Funding Date” has the meaning specified in Section 2.01(a).

“Act” has the meaning specified in Section 9.15.

“Activities” has the meaning specified in Section 8.02(b).

“Additional Collateral Shares” means the DTC Collateral Shares constituting Acceptable Collateral pledged as Collateral on or prior to the Accordion Funding Date.

“Additional Terms Letter” means that certain letter, dated as of the date hereof, by and between Agents, Borrower and Lenders.

“Adjustment Determination Date” means, in respect of any Facility Adjustment Event or Potential Facility Adjustment Event, the date on which the Joint Calculation Agents have notified Borrower of (i) the adjustments that will be made to the terms of the Margin Loan Documentation on account thereof or (ii) its determination that no such adjustments under Section 9.01 are necessary.

“Adjustment Determination Period” means the period beginning on, and including, the date on which a Facility Adjustment Event or Potential Facility Adjustment Event occurs and ending on, and including, the earlier of (i) the related Adjustment Determination Date and (ii) the third Business Day following such occurrence.

“Administrative Agent” means UBS AG Stamford Branch, in its capacity as administrative agent under any of the Margin Loan Documentation, or any successor administrative agent hereunder (including, without limitation, any successor appointed under Section 8.09), subject to Section 2.12.

“Advance” has the meaning specified in Section 2.01.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” has the meaning specified in Section 9.07(a).

“Agent” means each of Administrative Agent and Joint Calculation Agents.

“Agented Lender” means any Lender who has taken an Advance hereunder (or any portion thereof) by assignment, but has not yet entered into a Security Agreement, a Control Agreement and an Issuer Agreement with respect to the Collateral securing the Obligations owing to it. Any reference in the Margin Loan Documentation to the Applicable Lender with respect to an Agented Lender shall be to the Lender who assigned an Advance (or a portion thereof) to such Agented Lender, and vice versa.

“Agent’s Group” has the meaning specified in Section 8.02(b).

“Aggregate Accordion Commitment Amount” has the meaning specified in the Additional Terms Letter.

“Aggregate Closing Date Commitment Amount” has the meaning specified in the Additional Terms Letter.

“Agreement” means this Margin Loan Agreement.

“Anti‑Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and all rules or regulations promulgated thereunder, and the U.K. Bribery Act of 2010, and any similar laws or regulations relating to bribery or corruption applicable to any Borrower or General Partner.

“Applicable Lender” means any Lender other than an Agented Lender.

“Applicable Margin” has the meaning specified in the Additional Terms Letter.

“Applicable Percentage” means, subject to Section 2.12, with respect to any Lender at any time, (a) the aggregate principal amount of such Lender’s Advances divided by (b) the aggregate principal amount of the Advances owed to all Lenders; provided that, prior to the Initial Funding Date, “Applicable Percentage” means, with respect to any Lender, (a) such Lender’s Closing Date Commitment divided by (b) Aggregate Closing Date Commitment Amount.

“Applicable Rate” means, with respect to any Advance, (a) if Borrower elects to borrow such Advance as a Base Rate Advance, Base Rate plus the Applicable Margin or (b) if Borrower elects to borrow such Advance as a SOFR Advance, Term SOFR for a tenor of three months plus the Applicable Margin. Any change in the Applicable Rate due to a change in the Base Rate shall be effective from and including the effective date of such change in the Base Rate.

“Applicable Term SOFR Floor” means 0% per annum.

“Attributable Debt” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authorized Representative” means, as applied to any Person, any authorized signatory or Responsible Officer appointed or designated in accordance with such Person’s Organization Documents.

“Bail‑In Action” means the exercise of any Write‑Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail‑In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail‑In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Action” means any of the following, with respect to any Person: (a) to institute any proceedings to adjudicate such Person as bankrupt or insolvent, (b) to institute or consent to the institution of bankruptcy, reorganization or insolvency proceedings against such Person or file a bankruptcy petition or any other petition seeking, or consenting to, reorganization or relief with respect to such Person under any Debtor Relief Law, (c) to file or consent to a petition seeking liquidation, reorganization, dissolution, winding up or similar relief with respect to such Person, (d) to consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or conservator (or other similar official) of such Person or any part of its property, (e) to make any assignment for the benefit of such Person’s creditors, (f) to cause such Person to admit in writing its inability to pay its debts, or (g) to take any action in furtherance of any of the foregoing.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.5%, (b) the Prime Rate in effect for such day and (c) Term SOFR on such day for a tenor of one month plus 1.00%. Any change in the Base Rate shall be effective from and including the effective date of such change in the respective rate. The Base Rate on any day that is not a Business Day shall be the Base Rate in effect on the immediately preceding Business Day. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. If Administrative Agent determines (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) hereof until the circumstances giving rise to such inability no longer exist.

“Base Rate Advance” means an Advance where Borrower elects to use Base Rate as a reference interest rate.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR.”

“Basel III” means, collectively, those certain agreements on capital and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and “Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools,” as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time).

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation by the Beneficial Ownership Regulation which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Book‑Entry Collateral Shares” means Collateral Shares that are “uncertificated securities” (within the meaning of Article 8 of the UCC) that are registered in the name of the Borrower on the books and records of the Issuer or its transfer agent and subject to a Security Agreement with a Lender and an Issuer Agreement with such Lender providing for perfection by “control” within the meaning of Section 8‑106 of the UCC.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Financial Information” means, at any time, the certificate with respect to the financial information of Borrower most recently delivered under Section 5.01.

“Borrowing Notice” means a request for Advances substantially in the form attached as Exhibit G hereto.

“Business Day” means any day on which commercial banks are open for business in New York City, United States, and, if such day relates to any interest rate setting for any SOFR Advance or any payments in respect of any SOFR Advance (other than, for the avoidance of doubt, for purposes of the definition of “Cure Time”), means a U.S. Government Securities Business Day; provided that, when used in connection with an Interest Payment Date or the Scheduled Maturity Date, the term “Business Day” shall mean any day on which commercial banks are open for business in New York City, United States and London, United Kingdom.

“Cash” means all cash in Dollars at any time and from time to time deposited or to be deposited in the Collateral Accounts.

“Cash Equivalents” means any readily marketable (i) direct obligations of the Government of the United States or (ii) (a) obligations of any agency or instrumentality thereof or (b) any other obligations, in the case of sub‑clause (ii)(a) or (b), that are unconditionally guaranteed by the full faith and credit of the Government of the United States, and that, in the case of clause (i) or (ii), have a maturity of not greater than 12 months from the date of issuance thereof.

“Change in Law” means the occurrence, after the date of this Agreement, of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.07(b), by any lending office of any Lender or by any Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 and all rules, regulations or directives thereunder or issued in connection therewith relating to capital and liquidity requirements and (y) all rules, regulations or directives issued pursuant to Basel III, shall be deemed to have been introduced or adopted after the Closing Date, regardless of the date enacted, adopted or issued; provided further that if any Lender determines, as a result of the foregoing, a Change in Law has occurred, such Lender shall only request compensation from Borrower under Section 2.07 herein to the extent such Lender makes or expects to make a similar request, to the extent applicable, under comparable credit agreements for margin lending transactions secured by common shares with other borrowers similarly situated to Borrower.

“Change of Control” means, with respect to Borrower, General Partner or Issuer, any event or transaction, or series of related events or transactions, the result of which is that (i) in the case of Borrower or General Partner, the KKR Entities cease to hold and control, directly or indirectly,100% of the voting equity of Borrower or General Partner, respectively, (ii) in the case of Borrower, its General Partner ceases to be the sole general partner of Borrower, or (iii) in the case of Issuer, a “person” or “group” becomes the “beneficial owner” of more than 50% of Issuer’s voting equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder).

“Charges” has the meaning specified in Section 9.16.

“Closing Date” has the meaning specified in Section 4.01.

“Closing Date Commitment” means, with respect to each Lender, the commitment of such Lender, subject to the terms and conditions set forth herein, to make the Initial Advance hereunder on the Initial Funding Date and, to the extent there is any remaining available commitment of such Lender after giving effect to the Initial Advance, any Delayed Advance hereunder on the Delayed Funding Date, as set forth in Schedule I hereto, subject to reduction pursuant to Section 2.01(a).

“Closing Sale Price” means, on any Scheduled Trading Day, the closing sale price per Share as reported on Bloomberg Page “HSIC US <equity> HP” (or, if not so reported, any successor or replacement reporting entity or page thereto reasonably selected by the Joint Calculation Agents) (or, in each case, if manifestly erroneous, as reasonably determined by the Joint Calculation Agents).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all Shares (and any security entitlements in respect thereof), Cash, Cash Equivalents, Other Acceptable Collateral and other personal property over which Liens are purported to be granted under the Security Agreements.

“Collateral Accounts” means each of the “Collateral Accounts” specified in the Control Agreements.

“Collateral Call Notice” has the meaning specified in Section 2.06(c).

“Collateral Call Notice Deadline” means 8:00 p.m.

“Collateral Documents” means the Security Agreements and the Control Agreements.

“Collateral Requirement” means, at any time, that all steps required under applicable Law, if any, or reasonably requested by any Applicable Lender shall have been taken to ensure that each Security Agreement, Control Agreement and Issuer Agreement in favor of such Applicable Lender, as applicable, creates a valid, first priority Lien (subject only to Permitted Liens) on all the Collateral that is perfected by (i) control (within the meaning of the UCC), to the extent such Collateral is capable of perfection by control under the UCC or (ii) filing, to the extent such Collateral is not capable of perfection by control under the UCC.

“Collateral Shares” means (i) any Book‑Entry Collateral Shares and (ii) any DTC Collateral Shares held in or credited to the applicable Collateral Account.

“Collateral Shortfall” means, on any date, that the LTV Ratio is greater than the LTV Margin Call Level; provided that for the purpose of determining whether a Collateral Shortfall has occurred during the period beginning on the date of a Collateral Call Notice relating to a Collateral Shortfall that has not yet been cured, the LTV Ratio shall be determined as if the amount of Cash necessary to cure such Collateral Shortfall were subtracted from “Net Obligations”. A Collateral Shortfall shall be considered “cured” at the time that Borrower causes the LTV Ratio (determined based on the Reference Price as in effect on the date that the Collateral Shortfall occurred) to be less than or equal to the LTV Maintenance Level pursuant to clause (i) and/or (ii) of Section 2.06(c).

“Commitment” means, with respect to each Lender, the Closing Date Commitment and/or the Additional Commitment of such Lender, as applicable.

“Communication” has the meaning specified in Section 5.06.

“Competitor” has the meaning specified in the Additional Terms Letter.

“Confirmation” has the meaning specified in the Additional Terms Letter.

“Confirmation Amount” has the meaning set forth in the definition of “Confirmation”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreements” means (x) those certain Account Control Agreements, in each case, dated as of the date hereof (or any later date on which any Person becomes an Applicable Lender), among Borrower, Custodian and an Applicable Lender, substantially in the form of Exhibit C and (y) for so long as any Collateral Shares are Book‑Entry Collateral Shares, Section 7 of each Issuer Agreement.

“Converted DTC Collateral Shares” means any DTC Collateral Shares that were previously Initial Book‑Entry Collateral Shares and have thereafter been converted into such DTC Collateral Shares.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Cure Time” has the meaning specified in the Additional Terms Letter.

“Custodian” means Deutsche Bank Trust Company Americas, or any successor appointed by Borrower with the consent of each Applicable Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) Business Days (or such other period as determined by Borrower and Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a Business Day, the Business Day immediately preceding such SOFR Rate Day, and (b) the Applicable Term SOFR Floor. If by 5:00 p.m. (New York City time) on the second Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the Federal Reserve Bank of New York’s Website and a Replacement Event with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the Federal Reserve Bank of New York’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculating Daily Simple SOFR for no more than five (5) consecutive Business Days.

“Daily SOFR Advance” means any Advance bearing interest at a rate determined by reference to Daily Simple SOFR and made pursuant to clause (a)(ii) of the definition of “Term SOFR” or Section 2.16.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Delisting” means that Issuer or the Exchange announces that, pursuant to the rules of the Exchange, the Shares have ceased or will cease to be listed, traded or publicly quoted on the Exchange for any reason, and no other Designated Exchange has announced that it has accepted the Shares for listing, trading or quotation, which shall be effective contemporaneously with, or prior to, such cessation.

“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market, or (in each case) any successor thereto.

“Disrupted Day” means any Scheduled Trading Day on which, due to any failure of the Exchange to open for trading during its regular trading session or the occurrence or existence of a Market Disruption Event or otherwise, the Joint Calculation Agents are unable to determine the Closing Sale Price.

“Dollars” and “$” mean the lawful money of the United States.

“DTC” means The Depository Trust Company or its successor.

“DTC Collateral Shares” means Collateral Shares that are registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC, and, subject to the Issuer Agreements, are allowed to be settled through DTC’s regular book‑entry settlement services.

“Early Closure” means the closure on any Scheduled Trading Day of the Exchange prior to its scheduled closing time for such day.

“Early Repayment Date” has the meaning specified in the Additional Terms Letter.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” means, with respect to Borrower or General Partner, any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Borrower or General Partner, as the case may be.

“Equity Commitment Letter” means an equity commitment letter substantially in the form  attached as Exhibit J hereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non‑economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Person shall continue to be considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising after such period for which such Person could be liable under the Code or ERISA.

“ERISA Plan” has the meaning specified in Section 3.17.

“Erroneous Payment” has the meaning specified in Section 8.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 8.10(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 8.10(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 8.10(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 8.10(d).

“EU Bail‑In Legislation Schedule” means the EU Bail‑In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default Notice” has the meaning specified in Section 7.01.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange” means The NASDAQ Global Select Market or its successor or, if not listed for trading on such exchange, the Designated Exchange that is the primary trading market for the Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Business Day” means any day on which the Exchange is open for trading during its regular trading session, notwithstanding the Exchange closing prior to its scheduled closing time.

“Exchange Disruption” means any event that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the Shares on the Exchange on any Scheduled Trading Day as determined by the Joint Calculation Agents, or the inability of the Joint Calculation Agents, on account of a trading suspension or otherwise, to determine the Reference Price of the Shares by reference to transactions or bid or ask prices for the Shares on the Exchange on any Scheduled Trading Day.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Administrative Agent or required to be withheld or deducted from a payment to a Lender or Administrative Agent: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Administrative Agent being organized under the laws of, having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.08, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in an Advance or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s or Administrative Agent’s failure to comply with Section 2.08(e) and (d) any withholding Taxes imposed under FATCA.

“Existing Legend” means, solely in respect of Collateral Shares consisting of Book‑Entry Collateral Shares, the restrictive legend set forth on Schedule III.

“Existing Restrictive Condition” means any Restrictive Condition set forth in Issuer’s Organization Documents, the Strategic Partnership Agreement, the Registration Rights Agreement and the Voting Agreements as of the Closing Date (it being understood and agreed that any Restrictive Condition set forth in the Strategic Partnership Agreement, the Registration Rights Agreement and the Voting Agreements shall only apply to Lender’s exercise of remedies under this Agreement to the extent set forth in the Issuer Agreements).

“Existing Transfer Restrictions” means Transfer Restrictions on the Collateral Shares:

(i)           on account of the fact that Borrower is an “affiliate” of Issuer within the meaning of Rule 144;

(ii)        with respect to Book‑Entry Collateral Shares and any Converted DTC Collateral Shares, on account of the fact that such Book‑Entry Collateral Shares or any such Converted DTC Collateral Shares are “restricted securities” within the meaning of Rule 144, with a holding period for purposes of Rule 144(d),

(A)         with respect to Borrower that began on May 16, 2025;

(B)          with respect to each Applicable Lender, that began no later than the Initial Funding Date;

(iii)       with respect to DTC Collateral Shares (other than any Converted DTC Collateral Shares), pursuant to Interpretive Response 532.01 of the Securities and Exchange Commission’s Compliance and Disclosure Interpretations, in effect as of the Closing Date;

(iv)         with respect to Book‑Entry Collateral Shares, the Existing Uncertificated Share Restrictions; and

(v)          as set forth in the Issuer Agreements.

“Existing Uncertificated Share Restrictions” means Transfer Restrictions that (i) relate to (a) Existing Transfer Restrictions as set forth in clauses (i) and (ii) of the definition thereof, or (b) are imposed in the ordinary course of business by the transfer agent for transfers or conversions of securities held in book-entry format (including, without limitation (X) the requirement for deliveries of stock powers, medallion signature guarantees, and incumbency certificates and (Y) as applied in connection with any rebalancing contemplated by Section 2.14), (ii) apply solely to the transfer or conversion of Collateral Shares on or from the books and records of the Issuer and its transfer agent (and not, for the avoidance of doubt, in respect of securities entitlements in respect thereof) and (iii) have been approved by the Administrative Agent on or prior to the Closing Date (and, for the avoidance of doubt, any such requirements contemplated by the Issuer Agreements shall be deemed to have been approved by the Administrative Agent).

“Extended MDE Day” means each Disrupted Day beginning on, and including, the second consecutive Disrupted Day.

“Extraordinary Distribution” means any dividend, issuance or distribution by Issuer of cash, securities or property to holders of the Shares other than an Ordinary Cash Dividend or a Spin‑off.

“Facility” means the credit facility contemplated by this Agreement.

“Facility Adjustment Event” has the meaning specified in the Additional Terms Letter.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules and practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free Float” means, as of any date of determination, the number of Shares equal to (i) the total number of Shares then issued and outstanding minus (ii) the total number of Shares “beneficially owned” within the meaning of Rule 13d‑3 under the Exchange Act or otherwise held, without duplication, and only to the extent reflected in the total number of Shares then issued and outstanding in clause (i), by (a) any officer or director of Issuer, (b) KKR Entities, or (c) any other “person” or “group” that “beneficially owns” (in each case within the meaning of Section 13(d) of the Exchange Act) more than 10% of the total Shares issued and outstanding (excluding, in the case of this clause (c), (1) any “person” or “group” that is an institutional investment manager within the meaning of Section 13(f) of the Exchange Act that does not disclose its holdings of Shares on a Schedule 13D or (2) any “person” or “group” that has disclosed its holdings of Shares on a Schedule 13G), as determined by Joint Calculation Agents by reference to any publicly available information issued by Issuer, any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority and/or any other publicly available information Joint Calculation Agents reasonably deems relevant. For purposes of clause (ii) above, any Long Position relating to Shares held by any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) shall be deemed to be “beneficial ownership” of the full number of Shares underlying such Long Position; provided that, for the avoidance of doubt, for purposes of clause (ii) above, Shares that are “beneficially owned” by more than one officer, director, “person” or “group” shall be included only once in determining the total number of Shares “beneficially owned” by all officers, directors, “persons” and “groups”.

“Fund Entities” means the entities set forth on Schedule II.

“Fund Representation Letter” means the Fund Representation Letter, dated as of the date hereof, by one of the Fund Entities in favor of the Lenders from time to time party hereto, substantially in the form set forth in Exhibit E hereto.

“Funding Account” has the meaning specified in the Additional Terms Letter.

“Funding Date” means the Initial Funding Date, any Delayed Funding Date or any Accordion Funding Date, as applicable.

“GAAP” means generally accepted accounting principles in the United States of America, in effect from time to time.

“General Partner” has the meaning specified in the preamble hereto.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).

“guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “guarantee” as a verb has a corresponding meaning.

“Indebtedness” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any Swap Contract; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non‑recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Margin Loan Documentation and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.11.

“Initial Advance” has the meaning specified in Section 2.01.

“Initial Book‑Entry Collateral Shares” has the meaning specified in the Additional Terms Letter.

“Initial Collateral Shares” means all Shares beneficially owned by Borrower as of the Closing Date, constituting Initial DTC Collateral Shares and Initial Book‑Entry Collateral Shares.

“Initial DTC Collateral Shares” has the meaning specified in the Additional Terms Letter.

“Initial LTV Level” has the meaning specified in the Additional Terms Letter.

“Initial Funding Date” means the date on which the Initial Advances are made, in accordance with Section 2.01; provided that such date shall not be later than five (5) calendar days after the Closing Date.

“Insolvency Event” means, with respect to any Person, (i) the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding‑up of, or any analogous proceeding affecting, such Person, (ii) such Person institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, or consents to, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights with respect to such Person, or any other petition is presented by any such Person or any creditor of such Person or any Governmental Authority for such Person’s liquidation, bankruptcy, insolvency, dissolution or winding‑up, or (iii) the occurrence of any event of the type set forth in Section 7.01(f) (with references therein to “Borrower” being deemed replaced by references to such Person).

“Insolvent Fund Entity” has the meaning specified in Section 7.01(f).

“Interest Period” means, for any Advance, each period (a) commencing on, and including, any Interest Payment Date or, in the case of the initial such period for such Advance, the date on which such Advance is made and (b) ending on, and excluding, the next succeeding Interest Payment Date.

“Interest Payment Date” means January 1, April 1, July 1 and October 1 of each year and the Scheduled Maturity Date.

“IRS” means the United States Internal Revenue Service.

“Issuer” means Henry Schein, Inc., a corporation organized under the laws of Delaware.

“Issuer Agreement” means each of the Issuer Agreements, in each case, dated as of the date hereof (or any later date on which any Person becomes an Applicable Lender), executed by Issuer and a Lender, substantially in the form of Exhibit D.

“Issuer Equity Interest” means, the Shares of Issuer held by Borrower.

“Issuer Share Repurchase” means a repurchase by Issuer or any Subsidiary thereof of Shares, whether the consideration is cash, securities or otherwise, other than a repurchase of Shares by Issuer or any Subsidiary thereof from Borrower at fair market value.

“Issuer Trading Suspension” means the occurrence of five (5) consecutive Disrupted Days.

“Joint Calculation Agents” means Mizuho Securities USA LLC and UBS AG London Branch, or any successor calculation agent(s) hereunder, acting in accordance with Section 9.18, subject to Section 2.12.

“Judgment Currency” has the meaning specified in Section 9.14.

“KKR Entity” means the Fund Entities and their Affiliates and any Subsidiaries of the foregoing, including, for the avoidance of doubt, Borrower.

“Law” means, with respect to any Person, collectively, all international, foreign, U.S. Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law.

“Lender Appointment Period” has the meaning specified in Section 8.06.

“Lender” has the meaning specified in the preamble hereto.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or arrangement having substantially the same economic effect as any of the foregoing).

“Long Position” means, with respect to shares of any type, any over‑the‑counter derivative instrument entered into with, or security or structured note issued by, a bank, dealer or other financial institution that, in each case, can reasonably be expected to hedge its equity price risk with respect to such shares, that is (i) a “call equivalent position” within the meaning of Rule

16a‑1(b) of the Exchange Act, including any of the foregoing that would have been a “call equivalent position” but for the exclusion in Rule 16a‑1(c)(6) of the Exchange Act, or (ii) otherwise constitutes an economic long position in respect of such shares, in each case as determined by Joint Calculation Agents by reference to any publicly available information issued by Issuer, any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority and/or any other publicly available information Joint Calculation Agents reasonably deem relevant.

“LTV Maintenance Level” has the meaning specified in the Additional Terms Letter.

“LTV Margin Call Level” has the meaning specified in the Additional Terms Letter.

“LTV Release Level” has the meaning specified in the Additional Terms Letter.

“LTV Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (i) the Net Obligations minus the amount of net cash proceeds to be received by Borrower in connection with any sale of Collateral Shares pursuant to a Permitted Sale Transaction pending settlement thereof divided by (ii) the sum of (a) the Share Collateral Value on such date minus the value of Collateral Shares sold in a Permitted Sale Transaction pending settlement thereof and the net cash proceeds in respect of which decrease the amount of Net Obligations in clause (i) above and (b) the product, for each type of Other Acceptable Collateral, of (1) 100% less the applicable Other Acceptable Collateral Haircut and (2) the aggregate fair market value of the Other Acceptable Collateral of such type, as determined by the Joint Calculation Agents, in each case on such date.

“Make Whole Event” means any voluntary  prepayment of an Advance by Borrower (other than payments made in connection  with (a) a Collateral  Shortfall pursuant to Section 2.06(c) and (b) any prepayment occurring pursuant to Section 2.07) or any repayment of an Advance by Borrower following  acceleration of the Advances as a result of an Event of Default or a Mandatory  Prepayment Event (other than any repayment upon acceleration in respect of an Event of Default or Mandatory Prepayment  Event that is outside the control of Borrower and its Affiliates), in each case, in whole or in part, prior to the Early Repayment Date.

“Mandatory Prepayment Event” has the meaning specified in the Additional Terms Letter.

“Mandatory Prepayment Event Notice” has the meaning specified in Section 2.06(b).

“Mandatory Prepayment Event Notice Deadline” means 8:00 p.m.

“Margin Loan Documentation” means, collectively, this Agreement, the Additional Terms Letter, the Security Agreements, the Control Agreements, the Issuer Agreements, the Fund Representation Letter and each agreement or instrument delivered pursuant to the foregoing or the Collateral Requirement.

“Margin Regulation” means Regulation U or X, as applicable.

“Market Disruption Event” means an Early Closure, an Exchange Disruption or a Trading Disruption, in each case, which the Joint Calculation Agents determine is material.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities and financial condition of Borrower or General Partner, (b) the ability of Borrower or General Partner to perform any of its monetary obligations under the Margin Loan Documentation, (c) the Collateral, the Lenders’ Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Lenders under the Margin Loan Documentation.

“Material Nonpublic Information” means information regarding Issuer and its Subsidiaries that is not generally available to the public that a reasonable investor would likely consider important in deciding whether to buy, sell or hold Shares.

“Material Share Restriction” means the imposition of any material requirement, by the transfer agent or on account of a change in the transfer agent, for the transfer of (i) Book‑Entry Collateral Shares or (ii) securities generally (unless, in the case of clause (ii), the transfer agent confirms to the Lenders in writing to their reasonable satisfaction that such requirement will not apply to the Collateral Shares) other than the Existing Uncertificated Share Restrictions.

“Material Status Change” means an amendment to Issuer’s Organization Documents, entry into a new agreement or modification of an existing agreement, or any other event or condition, in each case, that imposes a new Transfer Restriction or Restrictive Condition or modifies an Existing Transfer Restriction or an Existing Restrictive Condition on the Collateral Shares if, in any such case, Joint Calculation Agents determine that there is a material risk that such imposition or modification would (x) materially reduce the amount of proceeds an Applicable Lender would realize upon a foreclosure on the Collateral Shares, (y) materially delay the ability of an Applicable Lender to realize such proceeds upon a foreclosure on the Collateral Shares or (z) materially limit (1) the remedies that would be available to an Applicable Lender following an Event of Default, (2) the type of potential purchasers that are permitted to purchase Shares, or (3) the number of Shares that any potential purchasers would be permitted to purchase (in each case, after giving effect to the terms of the Margin Loan Documentation, including, without limitation, Section 7 of the Security Agreements).

“Maximum Rate” has the meaning specified in Section 9.16.

“Maximum Accordion Commitment Amount” means, at any time, the Maximum Facility Amount less the Total Loan Principal Amount at such time.

“Maximum Facility Amount” has the meaning specified in the Additional Terms Letter.

“Maximum Share Number” has the meaning specified in the Additional Terms Letter.

“Merger Event” means any transaction or event, or series of related transaction(s) and/or event(s), that is, or results in, or would, if consummated, result in, (i) a reclassification or change of the Shares that results in a transfer of or an irrevocable commitment to transfer all of the Shares outstanding to another Person, (ii) (A) a consolidation, amalgamation, merger or binding share exchange of Issuer with or into, or a sale or other disposition of all or substantially all of Issuer’s consolidated assets to, another Person (other than a consolidation, amalgamation, merger or binding share exchange in which Issuer is the continuing Person and the Shares are not exchanged for, or converted into, any other securities or property), or (B) any acquisition or similar transaction (including pursuant to a consolidation, amalgamation, merger or binding share exchange) by Issuer or any Subsidiary thereof, excluding (a) any transaction between Issuer and any of its wholly‑owned Subsidiaries or among any such wholly‑owned Subsidiaries and (b) any transaction for which (x) Issuer or the relevant Subsidiary is the continuing Person and the Shares are not exchanged for, or converted into, any other securities or property, and (y) the enterprise value of the Person or Persons being acquired (or, in the case of an acquisition of assets, the fair market value thereof) is less than 100% of the enterprise value of Issuer, in each case, as of the date on which the transaction is announced, as determined by the Joint Calculation Agents or (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person in which such Person purchases or obtains, or, if such transaction or event were consummated, would purchase or obtain, 100% of the outstanding Shares of Issuer (other than such Shares owned or controlled by such other Person), in each case, as reasonably determined by the Joint Calculation Agents; provided that any merger of Issuer solely for the purpose, and with the sole effect, of changing Issuer’s jurisdiction of incorporation, that results in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock of the surviving entity shall not be a Merger Event.

“Minimum Aggregate Initial Advance Amount” has the meaning specified in the Additional Terms Letter.

“Nationally Recognized Counsel” means any law firm in the “AmLaw 50”, ranked according to gross revenue (as published by American Lawyer) or any other firm acceptable to the transfer agent of Issuer.

“Net Obligations” means, as of any date of determination, (i) the Total Accrued Loan Amount on such date less (ii) the sum of (a) the face amount of all Cash credited to the Collateral Accounts on such date, and (b) 99% of the aggregate fair market value of Cash Equivalents constituting Acceptable Collateral on such date, as determined by the Joint Calculation Agents.

“Non‑Collateral Shares” means any Shares that do not constitute Collateral (including Shares previously constituting Collateral and Shares that were never pledged).

“Obligations” means all Advances to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower arising under any Margin Loan Documentation or otherwise with respect to the Advances, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Ordinary Cash Dividend” means any dividend designated as such by the Issuer’s board of directors.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Acceptable Collateral” means any Collateral (including Shares) that does not constitute Acceptable Collateral pursuant to clause (a) or (b) of the definition thereof, and is satisfactory to the Administrative Agent in its sole discretion.

“Other Acceptable Collateral Haircut” means a commercially reasonable discount to the value of any Other Acceptable Collateral, determined by the Joint Calculation Agents, taking into account any applicable Transfer Restrictions, liquidity, volatility and other factors that the Joint Calculation Agents deem appropriate, expressed as a percentage.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Margin Loan Documentation, or sold or assigned an interest in any Advance or Margin Loan Documentation).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Margin Loan Documentation, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made under Section 2.07(e)).

“Participant” has the meaning specified in Section 9.07(c).

“Participant Register” has the meaning specified in Section 9.07(c).

“Pension Plan” means, with respect to Borrower or General Partner, any employee benefit plan that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Borrower or General Partner, as the case may be, or any of its ERISA Affiliates.

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR.”

“Permitted Assignee” has the meaning specified in the Additional Terms Letter

“Permitted KKR Transactions” means (i) any purchase of Shares by any KKR Entity or (ii) any entry into any long swap or derivative position, whether cash or physically settled (including without limitation any Long Position), relating to the Shares by any KKR Entity.

“Permitted Liens” means (a) Liens imposed by Law for taxes that are not yet due or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been taken (but only to the extent that such Liens in the case of Liens on the Collateral, are junior to the Liens granted to the Applicable Lenders under the Security Agreements), (b) Liens granted to the Applicable Lenders or the Custodian pursuant to the Security Agreements and Control Agreements, (c) Liens routinely imposed on all securities by the Custodian, to the extent permitted under the Control Agreements and (d) with respect to any deposit account of Borrower that does not constitute, or contain, Collateral or any deposit account of General Partner, any customary Lien in favor of the depositary bank.

“Permitted Sale Transaction” has the meaning specified in Section 2.06(d)(i)(A).

“Permitted Transfer Restrictions” means with respect to Book‑Entry Collateral Shares, any requirements imposed by the transfer agent for any transfer and/or conversion of restricted securities for the purpose of ensuring compliance with the Securities Act; provided that, in the case of a Transfer Restriction imposed or modified by a Material Share Restriction, Borrower has notified Administrative Agent thereof (and, if any such Material Share Restriction constitutes Material Nonpublic Information, made public disclosure thereof) at least ten calendar days prior to such Material Share Restriction becoming effective (or, if later, within one Business Day of any Loan Party receiving notice thereof).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Regulation” means Department of Labor Regulation 29 C.F.R. Section 2510.3‑101, as modified by Section 3(42) of ERISA.

“Portfolio Company” means any portfolio company in which any Fund Entity is directly or indirectly invested, excluding, for the avoidance of doubt, Borrower and General Partner.

“Potential Facility Adjustment Event” means the announcement by any Person of any transaction or event that, if consummated, completed or effected, would constitute a Facility Adjustment Event of the type set forth in clauses (i) through (vi) of the definition thereof, or of any material change therein or the termination thereof, all as determined by the Joint Calculation Agents.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Administrative Agent as the prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective; provided that if the Administrative Agent does not publicly announce any such prime rate, the “Prime Rate” shall be an analogous rate reasonably determined by the Administrative Agent. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Rata Basis” means (i) for purposes of determining the allocation of Collateral of any type among the Collateral Accounts controlled by the Applicable Lenders, in proportion to each Applicable Lender’s Applicable Percentage (in each case, taken together with the Applicable

Percentages of all Agented Lenders with respect to such Applicable Lender), (ii) for purposes of determining the allocation of interest payments among Lenders, in proportion to the interest that has accrued and remains unpaid on each Lender’s Advances and (iii) for all other purposes, in proportion to each Lender’s Applicable Percentage, subject, in each case, to rounding to the nearest Share, USD 0.01 or item or unit of other securities or property, as applicable. For the avoidance of doubt, in the context of allocating Collateral of different types among the Applicable Lenders, (a) Cash Equivalents shall be considered a different type of Collateral than Cash, (b) DTC Collateral Shares shall be considered a different type of Collateral than Book‑Entry Collateral Shares and (c) any Collateral Shares posted to the Collateral Accounts or otherwise pledged as Collateral on any day shall be considered a different type of Collateral than any Collateral Shares posted to the Collateral Accounts or otherwise pledged as Collateral on any other day.

“Reference Price” has the meaning specified in the Additional Terms Letter.

“Register” has the meaning specified in Section 9.07(b).

“Registration Rights Agreement” means that certain Registration Rights Agreement by and between Issuer and a certain affiliate Borrower, dated as of May 16, 2025.

“Regulation U” means Regulation U issued by the FRB.

“Regulation X” means Regulation X issued by the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Agreement” has the meaning specified in Section 9.19.

“Relevant Interests” has the meaning specified in Section 9.19.

“Replacement Event” has the meaning set forth in the definition of “Term SOFR.”

“Required Lenders” means, at any time, Lenders with Applicable Percentages that in the aggregate exceed 50.1%, subject to Section 2.12.

“Required Sale Proceeds Amount” has the meaning specified in Section 2.06(d)(i)(B).

“Responsible Officer” means, with respect to any Person (including Borrower or General Partner), any of the chief executive officer, chairman, president, chief financial officer, chief strategy officer or any vice president, secretary, assistant secretary or director of such Person or, in the case of a limited partnership, such Person’s general partner, as applicable.

“Restricted Affiliates” means, (x) with respect to each Fund Entity, (i)(a) any of its respective parallel funds, alternative vehicles and (b) any predecessor and/or successor fund and (ii) any Subsidiary of any Person described in clause (i) (other than, for the avoidance of doubt, any portfolio company of such Person) and (y) with respect to each Fund Entity, any of its respective Affiliates that are advised by the same investment adviser as such Fund Entity.

“Restrictive Condition” means (i) any shareholders’ agreement, voting agreement, investor rights agreement, lock‑up agreement or any similar agreement relating to Shares and (ii) any restriction, condition or requirement (whether or not under any law, rule, regulation, regulatory order or Organization Documents or contracts) relating to Shares to which a holder thereof (whether beneficial, constructive or otherwise) or any pledgee thereof would be subject, including, without limitation, any registration requirement, ownership limitation, reporting or informational requirement or mandatory redemption or transfer.

“Restricted Transaction” means, in respect of Borrower or any Fund Entities, (i) any financing transaction secured by or referencing any Shares, (ii) any grant, occurrence or existence of any Lien or other encumbrance on any Shares (other than any Permitted Lien) or (iii) any sale, swap, hedge (including by means of a physically‑ or cash‑settled derivative or otherwise) or other transfer of, or relating to, any Shares; provided that a Restricted Transaction shall not include (x) Borrower’s entry into this Agreement, (y) any Permitted Sale Transaction or any direct sale for cash, not involving any hedging or other financing activity, of any Shares (other than Collateral Shares) by any Fund Entities or (z) a Permitted KKR Transaction.

“Rule 144” means Rule 144 under the Securities Act.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by: (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State; or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or the Swiss State Secretariat for Economic Affairs (SECO).

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of comprehensive Sanctions (currently, the Crimean, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions‑related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person 50 percent or more owned or controlled by one or more Persons identified in (a), or (d) any Person that is otherwise the target of Sanctions.

“Scheduled Maturity Date” has the meaning specified in the Additional Terms Letter.

“Scheduled Trading Day” means any day on which the Exchange is scheduled to be open for trading for its regular trading session or, in the event that the Shares are not listed, traded or quoted on any Designated Exchange, any Business Day.

“Scheduled Unavailability Date” has the meaning specified in Section 1.05(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreements” means Pledge and Security Agreements, each executed by Borrower and an Applicable Lender on the date hereof, substantially in the form of Exhibit B.

“Set‑off Party” has the meaning specified in Section 9.13.

“Share Collateral Value” means, at any time of determination, the product of (a) the aggregate number of Collateral Shares then constituting Acceptable Collateral and (b) the Reference Price, in each case, at such time of determination.

“Share Hedging Transactions” has the meaning specified in Section 9.04(d).

“Share Posting Date” means (i) with respect to the Initial Collateral Shares, the Closing Date; (ii) with respect to the Additional Collateral Shares, the Accordion Funding Date and (iii) with respect to any Converted DTC Collateral Shares, the date on which such Converted DTC Collateral Shares are credited to the Collateral Accounts.

“Share Segregation Condition” means that, with respect to security entitlements in respect of Collateral Shares, such Collateral Shares are and, at all times at or after the time at which such Shares were transferred by or on behalf of Borrower or its Affiliates to a Collateral Account, have been held in a sub‑account of such Collateral Account that (a) solely contains Shares that (1) were transferred by or on behalf of Borrower or its Affiliates to a Collateral Account on the same Share Posting Date, as such Shares and (2) are subject to no Transfer Restrictions other than other than Transfer Restrictions to which such Shares are subject, (b) bears a separate sub‑account number from the sub‑account number of, and the contents of which are otherwise segregated from, and not commingled with, the contents of, any other sub‑account of any Collateral Account containing Shares that were transferred by or on behalf of Borrower or its Affiliates to a Collateral Account on any other Share Posting Date and/or that are subject to any other Transfer Restrictions and (c) each Lender holds the Shares of such type in accordance with such Lender’s Applicable Percentages. For the avoidance of doubt, and without limitation of the foregoing, any sub‑account of Collateral Account may hold Cash, Cash Equivalents or Other Acceptable Collateral.

“Shares” means shares of the common stock, par value $0.01 per share, of Issuer.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR (or, in the circumstance specified in Section 2.16, Daily Simple SOFR), other than pursuant to clause (c) of the definition of “Base Rate.”

“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR.”

“Specified Event of Default” means an Event of Default of the type specified in Section 7.01(a), (b), (c), (g) or (h) or an Event of Default as to which forbearance from delivering an Event of Default Notice would have a substantially similar effect to an amendment or waiver that would require the consent of each Lender or each Lender directly and adversely affected thereby pursuant to Section 9.01.

“Spin‑off” means any distribution, issuance or dividend to holders of the Shares of any capital stock or other securities of another issuer owned (directly or indirectly) by Issuer or any Subsidiary thereof.

“Split‑off” means any exchange offer by Issuer or any Subsidiary thereof for its own Shares in which the consideration to be delivered to exchanging holders of the Shares is capital stock or other securities of another issuer owned (directly or indirectly) by Issuer.

“Standstill Limit” means, at any time, the number of Shares that the “Investor Parties” (as defined in the Strategic Partnership Agreement) and their affiliates are allowed to beneficially own in the aggregate without violating Section 5.08(a) of the Strategic Partnership Agreement.

“Stock Price Trigger Event” means, on any Exchange Business Day, that the Reference Price for such Exchange Business Day is less than the Stock Price Trigger Threshold, as determined by the Joint Calculation Agents. For the avoidance of doubt, if on any Extended MDE Day, the Reference Price (for the avoidance of doubt, after giving effect to the definition thereof as a whole, including the proviso) has been reduced below the relevant Stock Price Trigger Threshold, a Stock Price Trigger Event shall be deemed to have occurred.

“Stock Price Trigger Threshold” has the meaning specified in the Additional Terms Letter.

“Strategic Partnership Agreement” means that certain Strategic Partnership Agreement, dated as of January 29, 2025, by and between Issuer and a certain affiliate of Borrower.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Alternative Benchmark Rate” has the meaning set forth in the definition of “Term SOFR”.

“Supermajority Lenders” means, at any time, Lenders with Applicable Percentages that in the aggregate exceed 66.67%.

“Swap Contract” means (a) any and all rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross‑currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell‑back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark‑to‑market value(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender or any Affiliate of any Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so‑called synthetic, off‑balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person that (x) results, or, if consummated, would result, in any “person” or “group” (excluding (1) any “person” or “group” that is an institutional investment manager within the meaning of Section 13(f) of the Exchange Act that does not disclose its holdings of Shares on a Schedule 13D or (2) any “person” or “group” that has disclosed its holdings of Shares on a Schedule 13G) having “beneficial ownership” (in each case, as defined in Rule 13d‑3 under the Exchange Act) of Shares representing greater than 20% of the Free Float (determined, for the avoidance of doubt, without regard to the beneficial ownership of such Person), in the case of any Person other than KKR Entities, or (y) results, or, if consummated, would result, in a reduction of the Free Float, in the case of any acquisition of “beneficial ownership” (as defined in Rule 13d‑3 under the Exchange Act) of Shares or entry into a Long Position relating to Shares by KKR Entities (other than Issuer or its Subsidiaries); provided that any reduction of the Free Float resulting from Permitted KKR Transactions shall be disregarded for purposes of this clause (y) to the extent such Permitted KKR Transactions do not cause the KKR Entities to exceed the Standstill Limit , in each case, as determined by the Joint Calculation Agents, based upon the making of filings with governmental or self‑regulatory agencies or such other publicly available information as the Joint Calculation Agents deem relevant.

“Term SOFR” means,

(a)        for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Interest Period, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then, at the option of Borrower, (i) Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day or (ii) Term SOFR will be deemed to equal Daily Simple SOFR for each day the SOFR Advance remains outstanding, and

(b)         for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that, if (i) Borrower and Administrative Agent reasonably determine in good faith that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition and the inability to ascertain such rate is unlikely to be temporary or (ii) the Term SOFR Administrator and/or the Federal Reserve Bank of New York has made a public statement identifying a specific date after which all tenors of Term SOFR (including any forward‑looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to Administrative Agent that will continue to provide such representative tenor(s) of Term SOFR (any such event or circumstance in the foregoing clauses (i) and (ii) of this proviso, a “Replacement Event”), “Term SOFR” shall be an alternate rate of interest established by Administrative Agent and Borrower that is generally accepted as one of the then prevailing market conventions for determining a rate of interest for similar syndicated loans in the United States at such time, which shall include (A) the spread or method for determining a spread or other adjustment or modification that is generally accepted as the then prevailing market convention for determining such spread, method, adjustment or modification and (B) other adjustments to such alternate rate and this Agreement (x) to not increase or decrease pricing in effect at the time of selection of such alternate rate (but, for the avoidance of doubt, which would not reduce the Applicable Margin) and (y) other changes necessary to reflect the available interest periods for such alternate rate for similar syndicated loans of this type in the United States at such time (any such rate, the “Successor Alternative Benchmark Rate”). Administrative Agent and Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 9.01, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that if a Successor Alternative Benchmark Rate has not been established pursuant to the immediately preceding proviso after Borrower and Administrative Agent have reached such a determination, Borrower and the Required Lenders may select a different alternate rate as long as it is reasonably practicable for Administrative Agent to administer such different rate and, upon not less than 15 Business Days’ prior written notice to Administrative Agent, the Required Lenders and Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 9.01, such amendment shall become effective without any further action or consent of any other party to this Agreement. Notwithstanding the foregoing, if Term SOFR as so determined in accordance with this definition would be less than the Applicable Term SOFR Floor, such rate shall be deemed to be the Applicable Term SOFR Floor with respect to the SOFR Advances for purposes of this Agreement. For the avoidance of doubt, if a Replacement Event occurs, Term SOFR shall be determined in accordance with the proviso to clause (a) or clause (b) of this definition, as applicable, until the date a Successor Alternative Benchmark Rate or other alternate term rate determined pursuant to the proviso above has been established in accordance with the requirements of this definition.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate as mutually agreed by Administrative Agent and Borrower).

“Term SOFR Reference Rate” means the forward‑looking term rate based on SOFR.

“Threshold Amount” has the meaning specified in the Additional Terms Letter.

“Total Accrued Loan Amount” means, at any time, the Total Loan Principal Amount, together with accrued and unpaid interest thereon, accrued and unpaid fees (including any fees payable pursuant to Section 2.04(b)), and all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon to such time.

“Total Loan Principal Amount” means, at any time, the aggregate outstanding principal amount of all Advances (including, for the avoidance of doubt, any interest that has been paid in kind).

“Trading Disruption” means any suspension of or limitation imposed on trading by the Exchange on any Scheduled Trading Day (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to the Shares.

“Transactions” means the execution, delivery and performance by Borrower and General Partner (and, in the case of the Fund Representation Letter, by the Fund Entities) of the Margin Loan Documentation, the grant of the security interest contemplated hereby or thereby and all transactions contemplated under the Margin Loan Documentation, including the borrowing of the Advances and use of proceeds thereof.

“Transfer Restrictions” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner or any pledgee thereof to pledge, sell, assign or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any conversion, sale, assignment or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the conversion, sale, pledge, assignment or other transfer or enforcement of such item of Collateral, and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such item of Collateral being a “restricted security” or Borrower being an “affiliate” of the issuer of such item of Collateral, as such terms are defined in Rule 144).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.08(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“United States” and “U.S.” mean the United States of America.

“Upfront Fee” has the meaning specified in Section 2.04.

“Upfront Fee Percentage” has the meaning specified in the Additional Terms Letter.

“Voting Agreements” means (i) that certain Letter Agreement on Voting Commitment, dated as of April 7, 2025, by and between the Issuer and a certain affiliate of Borrower and (ii) that certain Letter Agreement to Remove Voting Commitment, dated as of May 2, 2025, by and between the Issuer and a certain affiliate of Borrower.

“Write‑Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write‑down and conversion powers of such EEA Resolution Authority from time to time under the Bail‑In Legislation for the applicable EEA Member Country, which write‑down and conversion powers are described in the EU Bail‑In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail‑In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail‑In Legislation that are related to or ancillary to any of those powers.

Section 1.02       Times Of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.03        Terms Generally.

(a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) except to the extent Agents’ or Lenders’ consent is required as provided herein, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b)        Section headings herein and in the other Margin Loan Documentation are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Margin Loan Documentation.

(c)         Determinations, consents, approvals or any other actions or non‑actions taken by or determined by any Agent or Lender shall be made in good faith and, unless otherwise stated herein, its sole discretion.

Section 1.04        Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Administrative Agent, who shall give to each Lender prompt notice thereof, that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent, upon the request of any Lender, notifies Borrower that such Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE 2
Amounts And Terms Of The Advances

Section 2.01         The Advances.

(a)          Subject to the terms and conditions set forth herein,

(i)        each Lender severally agrees to make a loan in Dollars to Borrower on the Initial Funding Date in an amount requested by Borrower, such amount not to exceed such Lender’s Closing Date Commitment (any such loan, an “Initial Advance”); provided that the aggregate principal amount of all Initial Advances shall not be less than the Minimum Aggregate Initial Advance Amount or more than the Aggregate Closing Date Commitment Amount,

(ii)         if the Advances made on the Initial Funding Date are less than the Aggregate Closing Date Commitment Amount, at any time from time to time after the Closing Date and prior to the earlier of (x) the first anniversary of the Closing Date and (y) the Accordion Funding Date, each Lender severally agrees to make a loan in Dollars to Borrower on the date agreed for making of such loan (a “Delayed Funding Date”) in an amount requested by Borrower, such amount not to exceed any then‑available Closing Date Commitment of such Lender (any such loan, a “Delayed Advance”) (it being understood, for the avoidance of doubt, that the aggregate principal amount of all Advances outstanding immediately after giving effect to any such Delayed Advances shall not exceed the Aggregate Closing Date Commitment Amount), and

(iii)       at any time after the Delayed Funding Date, if applicable, and prior to the sixteenth-month anniversary of the Closing Date, each Lender severally agrees to make an additional loan in Dollars to Borrower on the date agreed for the making of such additional loan (the “Accordion Funding Date”) in an amount requested by Borrower, such amount not to exceed such Lender’s Accordion Commitment (any such loan, an “Accordion Advance” and together with the Initial Advances and Delayed Advances, if applicable, the “Advances” and each an “Advance”); provided that the aggregate principal amount of all Accordion Advances shall not exceed the Aggregate Accordion Commitment Amount; provided, further, that there shall be only one Accordion Funding Date, in each case, by making immediately available funds available to Administrative Agent (or an account designated by Administrative Agent). After Administrative Agent’s receipt of such funds on the relevant Funding Date and upon fulfillment of the relevant conditions set forth in Article 4, Administrative Agent shall make such funds as it has received available to Borrower by depositing such funds into the Funding Account; provided that Administrative Agent shall, at Borrower’s request, net any Advance due to Borrower against any amount payable by Borrower hereunder in accordance with each Lender’s respective Applicable Percentage. Following the Delayed Funding Date and the Accordion Funding Date, as the case may be, the unused portion of any relevant Commitments shall be permanently terminated.

(b)          Any Advance or any portion thereof, once prepaid or repaid, may not be reborrowed.

(c)          At any time, Borrower shall use the same reference interest rate with respect to all Advances hereunder.

(d)       At least three (3) Business Days prior to the relevant Funding Date (or such lesser period as Administrative Agent shall approve), Borrower shall notify Administrative Agent of its request for the relevant Advances on such Funding Date by providing a Borrowing Notice, and such notice shall include the reference interest rate that Borrower elects with respect to such Advances, subject to clause (c) above. Administrative Agent shall promptly notify each Lender of the amount of such Lender’s Applicable Percentage of such borrowing.

Section 2.02      Repayment Of Advances. Borrower hereby unconditionally promises to pay to Administrative Agent (or to an account designated by Administrative Agent) the Total Accrued Loan Amount on the Scheduled Maturity Date or any earlier date on which the Total Accrued Loan Amount becomes due and payable pursuant to the terms hereof. Administrative Agent shall promptly notify each Lender of the amount of such Lender’s Applicable Percentage of such repayment. After Administrative Agent’s receipt of the entire amount of the repayment, Administrative Agent shall transfer the repayment to each Lender on a Pro Rata Basis, in accordance with such Lender’s Applicable Percentage with respect to the Facility.

Section 2.03         Interest.

(a)         Ordinary Interest. The principal amount of each Advance, and any compounded interest thereon, shall accrue interest at a rate per annum equal to the Applicable Rate, and such interest shall be payable in kind on each Interest Payment Date, by adding the amount of such interest to the outstanding principal amount of the Advances; provided that, if Borrower elects, by written notice to Administrative Agent at least five (5) Business Days’ prior to any Interest Payment Date to pay all or any portion of the interest payable on such Interest Payment Date in cash, such interest or the relevant portion thereof will be payable in cash , in arrears, on the relevant Interest Payment Date. The total amount of interest due on each Interest Payment Date shall be computed by Joint Calculation Agents on the immediately preceding Business Day, calculated on the basis of the actual days elapsed and a year of 360 days, in the case of SOFR Advances, and calculated on the basis of the actual days elapsed and a year of 365 or 366 days, as the case may be, in the case of Base Rate Advances, and the Joint Calculation  Agents shall notify  Borrower of the total amount of interest due on each Interest Payment  Date on such immediately preceding Business Day.

(b)       Default Interest. Notwithstanding the foregoing, if any amount is not paid when due hereunder, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal at all times to two percent (2%) above the Applicable Rate from the date such amount was due to but excluding the date that such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full).

Section 2.04         Fees.

As set forth in the Additional Terms Letter.

Section 2.05        Interest Rate Determinations. Administrative Agent shall give notice to Borrower and each Lender of the applicable interest rates for the purposes of Section 2.03 and any calculation related thereto.

Section 2.06         Prepayments Of Advances; Collateral Shortfall; Withdrawal Of Collateral.

(a)         Borrower may prepay the outstanding principal amounts of the Advances (including with Cash held as Collateral), in whole or in part, together with accrued and unpaid interest thereon and any amount due under Section 2.04(b) and/or Section 2.07(f) (and, in the case of a prepayment of all Advances, all other Obligations that are then due and payable or will become due and payable on account of such prepayment), at any time and from time to time upon notice thereof given to Administrative Agent (which notice shall be irrevocable), who shall give to each Lender prompt notice thereof, by Borrower not later than 12:00 p.m. on the date two (2) Business Days prior to the date of any such prepayment in the case of a SOFR Advance and on the date one (1) Business Day prior to the date of such prepayment in the case of a Base Rate Advance; provided, however, that (i) each prepayment shall be made on a Pro Rata Basis and (ii) each partial prepayment of the Advances shall be in an aggregate principal amount of $15,000,000 or a whole multiple of $5,000,000 in excess thereof. Notwithstanding anything in this Section 2.06(a) to the contrary, the notice requirements and prepayment minimum amount requirements shall be waived with respect to any prepayment made pursuant to Section 2.06(c)(ii) or 2.06(d)(i)(B).

(b)         Following the occurrence of any Mandatory Prepayment Event, Administrative Agent may, or upon request of any Lender shall (or, if Administrative Agent fails to do so promptly when requested, any Lender may), provide written notice to Borrower that it is requiring a prepayment pursuant to this Section 2.06(b) in connection therewith (a “Mandatory Prepayment Event Notice”). On the second Business Day immediately following such Mandatory Prepayment Event Notice, (i) Borrower shall pay to Administrative Agent in accordance with Section 2.11 the Total Accrued Loan Amount and (ii) all Commitments shall immediately be terminated.

(c)        If a Collateral Shortfall occurs on any date on or after the Initial Funding Date, Administrative Agent may, or, at the request of any Lender, shall (or, if the Administrative Agent fails to do so promptly when so requested, any Lender may), deliver a notice in the form set forth in Exhibit F hereto to Borrower and all other Lenders of the occurrence of such Collateral Shortfall (such notice, a “Collateral Call Notice”). Upon Borrower’s receipt of any Collateral Call Notice in accordance with Section 9.02, Borrower shall, prior to the applicable Cure Time, in an aggregate amount sufficient to cause the LTV Ratio (determined based on the Reference Price as in effect on the date that the Collateral Shortfall occurred) to be less than or equal to the LTV Maintenance Level:

(i)          post Cash, Cash Equivalents or Other Acceptable Collateral to the Collateral Accounts, in each case, on a Pro Rata Basis; and/or

(ii)       prepay all or any portion of the outstanding principal amount of the Advances on a Pro Rata Basis, and pay any related amounts, pursuant to Section 2.06(a).

Borrower and each Applicable Lender shall use commercially reasonable efforts to ensure that Custodian provides online informational access (or, if such online access is not available, to timely deliver account statements and advices of transactions) for all Collateral Accounts to Administrative Agent and each other Applicable Lender.

Not later than 2:00 p.m. on the Scheduled Trading Day following the first Scheduled Trading Day on which Borrower has received (in accordance with Section 9.02) the relevant Collateral Call Notice by the Collateral Call Notice Deadline, Borrower shall deliver a notice to Administrative Agent (which notice may be given by email) (x) acknowledging Borrower’s receipt of such Collateral Call Notice, (y) confirming that Borrower will cure the relevant Collateral Shortfall prior to the Cure Time and (z) stating the manner in which Borrower will cure such Collateral Shortfall.

(d)          Borrower shall only be permitted to request the release of Collateral if (x) Borrower delivers written notice (which may be by email) of such release to Administrative Agent (who shall give to each Applicable Lender prompt notice thereof) on or before 6:00 p.m. on the second Business Day prior to the requested date of the release, and (y) Administrative Agent is reasonably satisfied that the additional conditions set forth in one of clauses (i) through (iii) below are met (in which case Administrative Agent shall promptly so notify each Applicable Lender):

(i)          Borrower may request the release of any Collateral Shares from the Collateral Accounts as long as:

(A)         (x) the Collateral Shares are being released on a Pro Rata Basis for the purpose of (i) settling sales of such Collateral Shares for Cash at a fair market value (taking into account any commercially reasonable block discount and underwriting or similar fees and related transaction expenses) on an arm’s‑length basis or in a commercially reasonable manner where the scheduled settlement date for each such sale (excluding registered offerings that settle on a settlement cycle that is customary for registered offerings) is no later than one standard settlement cycle following execution of such sale (it being understood that a “T+3” settlement cycle shall be deemed to be standard for purposes herein) (any such sale satisfying the applicable conditions of clauses (A), (B), (C), (D) and (E), a “Permitted Sale Transaction”) or (ii) distributing Shares to certain employees of KKR Entities in connection with any Permitted Sale Transaction in an amount not to exceed 1% of the aggregate number of Collateral Shares sold in such Permitted Sale Transaction;

(B)        a portion of the cash proceeds of each such Permitted Sale Transaction will be paid, on a delivery versus payment basis against the delivery of the relevant Collateral Shares from the relevant Collateral Accounts or pursuant to other settlement and escrow arrangements reasonably acceptable to each Applicable Lender, to Administrative Agent in accordance with Section 2.11 to prepay Borrower’s Obligations on a Pro Rata Basis in an amount sufficient to cause the LTV Ratio, immediately following such release, to be less than the LTV Maintenance Level (such amount required to be paid, the “Required Sale Proceeds Amount”);

(C)        all cash proceeds of each such Permitted Sale shall be an amount at least equal to or greater than the Required Sale Proceeds Amount;

(D)        such Permitted Sale Transaction complies with applicable law and Issuer’s Organization Documents, as certified by Borrower to Administrative Agent’s reasonable satisfaction; and

(E)        no Mandatory Prepayment Event shall have occurred (unless such Mandatory Prepayment Event has been cured or waived) and no Collateral Shortfall, Default, Event of Default or Adjustment Determination Period shall have occurred and be continuing or would result from such release.

To facilitate a sale of Collateral Shares pursuant to this clause (i), each Applicable Lender shall release its Lien over the Collateral Shares being sold immediately upon its receipt of the related Required Sale Proceeds Amount, and shall, if required, enter into any agreement or other arrangement reasonably satisfactory to such Applicable Lender with the broker or dealer through whom such Shares are being sold. In connection with a release of Collateral Shares pursuant to this clause (i), each Applicable Lender and the Administrative Agent shall cooperate with Borrower in converting any Book-Entry Collateral Shares to DTC Collateral Shares, to the extent such Book-Entry Collateral Shares are then eligible under applicable securities laws to be so converted for purposes of settling such Permitted Sale Transaction, and any required rebalancing resulting therefrom shall be effected pursuant to Section 2.14 below.

In all cases, Collateral Shares shall be released in the following order: (A) Collateral Shares that are subject to any Transfer Restrictions (whether in the hands of the Borrower or in the hands of a Lender exercising its rights and remedies under the Margin Loan Documentation), with such Collateral Shares most recently transferred to any Collateral Account by or on behalf of Borrower or its Affiliates subject to release prior to such Collateral Shares transferred to such Collateral Account prior thereto, until no further Collateral Shares subject to any Transfer Restrictions in the hands of a Lender exercising its rights and remedies under the Margin Loan Documentation remain pledged under the Security Agreements and Control Agreements in a Collateral Account and (B) Collateral Shares not subject to any Transfer Restrictions in the hands of a Lender exercising its rights and remedies under the Margin Loan Documentation. Notwithstanding the foregoing, in connection with any release of the Collateral Shares pursuant to this Section 2.06(d)(i), all Book‑Entry Collateral Shares shall be released prior to any DTC Collateral Shares, and any and all Converted DTC Collateral Shares shall be released prior to any other DTC Collateral Shares.

(ii)         Borrower may request a release of Cash or Cash Equivalents that constitute Collateral on a Pro Rata Basis, as long as:

(A)        the LTV Ratio before, and immediately after giving effect to such release shall not exceed the LTV Release Level; and

(B)         no Mandatory Prepayment Event shall have occurred (unless such Mandatory Prepayment Event has been cured or waived) and Collateral Shortfall, no Default, Event of Default or Adjustment Determination Period shall have occurred and be continuing or would result from such release;

provided that, notwithstanding the foregoing, following any receipt by Borrower of dividends or distributions in respect of any Collateral Shares or sales proceeds from any Permitted Sale Transaction, Borrower may release Cash from the Collateral Accounts in an amount not to exceed the relevant taxes payable with respect thereto (and in no event greater than the amount of such dividends or sales proceeds) that are actually incurred by Borrower, its regarded owner, or its Affiliates, in each case without giving effect to the condition set forth in clause 2.06(d)(ii)(A) (but subject to, for the avoidance of doubt, clause 2.06(d)(ii)(B)); provided, further, that the LTV Ratio immediately after giving effect to such release shall not exceed the LTV Maintenance Level.

(iii)      Borrower may request a transfer of Collateral consisting of Cash on a Pro Rata Basis from the Collateral Accounts to Administrative Agent in accordance with Section 2.11 to make any payment required under Section 2.03.

By requesting any release of Collateral pursuant to this Section 2.06(d), Borrower shall be deemed to represent that the conditions set forth herein for such release have been satisfied.

(e)          Posting Additional Collateral.

(i)          Borrower may post, at any time on at least two (2) Business Days’ notice, Cash or Cash Equivalents constituting Acceptable Collateral to the Collateral Accounts; provided that each type of Collateral shall be posted to the Collateral Accounts on a Pro Rata Basis; provided further that such Collateral to be posted under this Section 2.06(e)(i) at any one time shall be in a minimum amount of $10,000,000, and such posted Collateral shall not be taken into account for purposes of determining the LTV Ratio on the Business Day on which such Collateral is posted unless and until such Collateral is deposited into the Collateral Accounts, with a SWIFT code evidencing such posting to be furnished to the

Joint Calculation Agents. For the avoidance of doubt, Borrower may not pledge any Shares as Collateral Shares except for (x) the Initial Collateral Shares in connection with the Initial Advances and Delayed Advances and (y) the Additional Collateral Shares in connection with the Accordion Advances.

(ii)         Borrower shall cause Issuer or its transfer agent to deposit into, or credit to, the relevant Collateral Accounts, or, in the case of any property or assets other than Cash and securities entitlements, deliver to the Custodian (subject to the Applicable Lenders’ reasonable delivery instructions), any Ordinary Cash Dividend or Extraordinary Distribution paid or distributed on the Collateral Shares, or any securities or securities entitlements (x) exchanged for, or delivered upon conversion, of the Collateral Shares in a Merger Event or similar event or (y) delivered in respect of the Collateral Shares in connection with a Spin‑off, and if any such Cash, securities, securities entitlements or other property or assets are received by Borrower for any reason, Borrower shall make such deposit or delivery as promptly as practicable and in any event no later than two (2) Business Days following such receipt (and pending such delivery, shall hold such property in trust for the Applicable Lenders), subject, in each case, to any subsequent release thereof in accordance with Section 2.06(d). Borrower shall not tender any Collateral Shares in any tender or exchange offer (including, without limitation, a Split‑off) without the consent of each Lender.

Section 2.07         Increased Costs; Break Funding. (a) If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)          impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or participation therein; or

(iii)       subject any Lender to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to any Lender of making or maintaining the Advances hereunder (or of maintaining its Commitment) or to reduce the amount of any sum received or receivable by any Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such reasonable additional costs incurred or reduction suffered.

(b)         If a Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any actual losses with respect to such reduction.

(c)         A certificate of a Lender setting forth in reasonable detail the amount or amounts (and the calculation thereof) necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Administrative Agent, who shall deliver or cause to be delivered such certificate to Borrower. Such certificate shall be conclusive absent manifest error. Borrower will pay such Lender the amount shown as due on any such certificate promptly after receipt thereof.

(d)        Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate any Lender pursuant to this Section 2.07 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)         Notwithstanding the foregoing, if any Lender requests compensation under this Section 2.07 or Borrower must pay increased amounts or any amounts for Indemnified Taxes pursuant to Section 2.08, then the applicable Lender will, if requested by Borrower, use commercially reasonable efforts to designate another lending office for any Advance, or portion thereof, affected by the relevant event if, in the judgment of such Lender, such designation would (i) avoid the requirement for or reduce the amount of such compensation, increased amounts or amounts for Indemnified Taxes, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that such efforts need only be made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 2.07(e) shall affect or postpone any of the Obligations of Borrower or the rights of such Lender pursuant to Section 2.07(a) through (d) or Section 2.08. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

(f)         Borrower shall compensate each Lender, upon written request (in the form of a certificate) by such Lender (which certificate shall set forth in reasonable detail the basis for requesting such amounts and shall be conclusive absent manifest error), for all reasonable loss, cost or expense (excluding loss of anticipated profits or margin) deemed to be incurred by it (determined pursuant to the following paragraph) as a result of:

(i)        any payment or prepayment of an Advance on a day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(ii)        any failure by Borrower to prepay or borrow any Advance on the date or in the amount notified by Borrower (for a reason other than the failure of such Lender to make an Advance in breach of its obligation hereunder).

Such loss, cost or expense for any Lender shall be deemed to be an amount determined by such Lender equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the reference interest rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Interest Period (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Advance), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

(g)       All of Borrower’s obligations under this Section 2.07 shall survive termination of the Facility and repayment of all other Obligations hereunder.

(h)         If any Lender requests payment of any amounts in respect of increased costs or compensation for a reduction in the rate of return on the capital of any Lender or its holding company under clause (a) or (b) of this Section 2.07 and no Default, Event of Default, Mandatory Prepayment Event or Collateral Shortfall has occurred and is continuing, or would occur as a result therefrom, Borrower may elect, within five Business Days following receipt of such request, to prepay the entire outstanding principal amount of the Advances held by such Lender, together with accrued and unpaid interest thereon and any amount due under Section 2.07(f) (and all other Obligations that are then due and payable or will become due and payable on account of such prepayment). In the case of any such prepayment, all Collateral securing such prepaid Advances shall promptly be distributed on a Pro Rata Basis to the Collateral Accounts controlled by the other Lenders, as determined by Administrative Agent.

Section 2.08         Taxes.

(a)         Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Margin Loan Documentation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Administrative Agent) requires the deduction or withholding of any Tax from any such payment by Administrative Agent or Borrower, then Administrative Agent or Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.08) each Lender or Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)         Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.08, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(d)         Indemnification by Borrower. Borrower shall indemnify Lenders and Agents, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.08) payable or paid by Lenders or Agents or required to be withheld or deducted from any payment to any Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower (with a copy to Administrative Agent), or by Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Status of Lenders.

(i)         If any Lender is entitled to an exemption from or reduction of withholding Taxes with respect to payments made under any Margin Loan Documentation, it shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.08(e)(ii)(A), (B) and (D) below) shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing,

(A)         if any Lender is a U.S. Person, it shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)      if any Lender is a Foreign Lender, it shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by Borrower or Administrative Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Margin Loan Documentation, executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Margin Loan Documentation, IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          executed copies of IRS Form W‑8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form); or

(4)          to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS Form W‑8BEN‑E (or an applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H‑2 or Exhibit H‑3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H‑4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipients) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Margin Loan Documentation would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower or Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

The Administrative Agent shall deliver to Borrower, on or before the date on which it becomes the Administrative Agent hereunder, either (i) a duly executed copy of an IRS Form W‑9 (or any applicable successor form) certifying that the Administrative Agent is not subject to backup withholding, or (ii) a duly executed copy of an IRS Form W‑8IMY (or any applicable successor form) establishing that the Administrative Agent will act as a withholding agent for any U.S. federal withholding tax imposed with respect to any payment made to Lenders under any Margin Loan Documentation. The Administrative Agent shall promptly notify Borrower at any time it determines that it is no longer in a position to provide the certification described in the preceding sentence.

(f)          Treatment of Certain Refunds. If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.08 (including by the payment of additional amounts pursuant to this Section 2.08), it shall pay to Borrower or Agent an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.08 with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such Lender or Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f) in no event will any Lender or Agent be required to pay any amount to Borrower pursuant to this paragraph (f) the payment of which would place such Lender or Agent in a less favorable net after‑Tax position than such Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender or Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.

(g)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Margin Loan Documentation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Margin Loan Documentation or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h)       Borrower’s regarded owner for U.S. federal income tax purposes shall deliver to each Agent, on or before the Closing Date (and thereafter promptly from time to time upon the reasonable request of an Agent), (i) a duly executed copy of a IRS Form W‑9 certifying that it is a U.S. Person for U.S. federal income tax purposes and (ii) a duly executed certification in accordance with Treasury Regulations Section 1.1445‑2(b)(2) to the effect that Borrower’s regarded owner is not a “foreign person” as defined under Section 1445 of the Code. Borrower or its regarded owner shall promptly notify each Agent in writing at any time it determines that it is no longer in a position to provide the IRS Form or certification described in the preceding sentence.

(i)          Borrower shall deliver to Administrative Agent, at the time or times reasonably requested by Administrative Agent (including following a Change in Law, a change in the jurisdiction or location of material business activities of Issuer or an identifiable change in circumstances with respect to Issuer) such properly completed and executed documentation that it is legally, and pursuant to its Organization Documents and other confidentiality obligations, entitled to deliver and that is reasonably requested by Administrative Agent in order to permit a Lender or Lenders to exercise its rights under Section 7.02 hereof or under the Security Agreement in a manner that would be reasonably be expected to  avoid or, to the extent possible, minimize the imposition or increase in a withholding Tax that would result in  a reduction in proceeds receivable by a Lender or Lenders upon exercise of such rights; provided that, notwithstanding anything to the contrary in this Section 2.08(i), the preparation or delivery of such documentation shall not be required if in Borrower’s good faith judgment such preparation or delivery would subject Borrower (or its Affiliates) to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Borrower (or its Affiliates).

Section 2.09       Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Borrower and Administrative Agent that any Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to perform its obligations to make or maintain its Advance hereunder as SOFR Advances, the obligation of such Lender to make or continue such Advances shall be terminated and all such Advances shall become Base Rate Advances either on the next succeeding Interest Payment Date, if such Lender may lawfully continue to maintain the Advances to such day, or immediately, if such Lender may not lawfully continue to maintain the Advances. For the avoidance of doubt, the giving of notice under this Section 2.09 with respect to the invalidity of Term SOFR determined pursuant to clause (a) of the definition thereof without giving effect to clause (a)(ii) of the definition thereof shall not affect the ability of Borrower to incur Daily SOFR Advances pursuant to clause (a)(ii) of the definition thereof.

Section 2.10         Evidence Of Debt.

(a)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Advance from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)        Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, (ii)  the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by Administrative Agent hereunder from Borrower and each Lender’s Applicable Percentage thereof.

(c)         The entries maintained in the accounts maintained pursuant to Subsection (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

(d)         No promissory note shall be required to evidence the Advances by Lenders to Borrower. Upon the request of a Lender, Borrower shall prepare, execute and deliver to such Lender a promissory note, payable to such Lender and its registered assigns and in a form approved by such Lender, which shall evidence the Advances to Borrower by such Lender in addition to such records. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.11         Payments and Computations.

(a)        All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 11:00 a.m. on the day when due (subject to Section 2.06(c), with respect to any payment made to cure a Collateral Shortfall) in Dollars to Administrative Agent in immediately available funds. Administrative Agent shall promptly distribute (x) to each Lender its share, determined on a Pro Rata Basis (or other applicable basis as provided herein), of such payment or (y) in the case of a payment under Section 2.07(h), to the Lender whose Advances are being prepaid, the entire amount of such payment, in like funds as received by wire transfer to such Lender. All payments received by Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day (subject to Section 2.06(c), with respect to any payment made to cure a Collateral Shortfall) and any applicable interest or fee shall continue to accrue.

(b)        Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c)        All payments (including prepayments) made in respect of the Obligations shall be applied to amounts then due and payable in the following order, ratably in accordance with the percentage of any such amounts owed to each Lender (or, in the case of a payment under Section 2.07(h), solely in respect of the Advances being prepaid): (A) any expenses and indemnities payable by Borrower to Lenders under any Margin Loan Documentation; (B) to any accrued and unpaid interest and fees due under this Agreement; (C) to principal payments on the outstanding Advances; and (D) to the extent of any excess, to the payment of all other Obligations under the Margin Loan Documentation; provided that all amounts received in connection with the exercise of any Applicable Lender’s rights after an Event of Default shall be applied to the Obligations owing to such Applicable Lender and any relevant Agented Lenders, ratably among the Obligations owing to such Applicable Lender and any relevant Agented Lenders or in accordance with such other arrangements as have been agreed among such Applicable Lender and such Agented Lender(s), as the case may be.

Section 2.12         Accelerating Lenders.

(a)         Notwithstanding anything to the contrary herein (but subject to clause (b) below), if one or more Lenders become Accelerating Lenders:

(i)          each Accelerating Lender, solely for purposes of determining the rights and obligations of such Lender vis à vis the Borrower, shall be deemed to be:

(A)         the Administrative Agent and Joint Calculation Agents hereunder; and

(B)       the sole Lender hereunder for all purposes and, for the avoidance of doubt, no other Lender’s consent shall be necessary for any modification of such rights and obligations; and

(ii)        solely for purposes of determining the rights and obligations of all Lenders that are not Accelerating Lenders among themselves and vis à vis the Borrower:

(A)         each Accelerating Lender shall be deemed to no longer be a Lender hereunder and, for the avoidance of doubt, such Accelerating Lender’s consent shall not be necessary for any modification of such rights and obligations; and

(B)         if the Administrative Agent or any Joint Calculation Agent is an Accelerating Lender, a replacement therefor shall be selected from among the Lenders that are not Accelerating Lenders as if such Agent had resigned.

(b)         Notwithstanding the foregoing, following one or more Lenders becoming Accelerating Lenders, Borrower, for the avoidance of doubt, shall not make any payments of its Obligations or post any Collateral except on a Pro Rata Basis (without regard to clause (a) above). For the avoidance of doubt, the application of proceeds received by an Applicable Lender in respect of an exercise of its remedies under the Margin Loan Documentation shall not be considered a payment by Borrower for purposes of this clause (b).

Section 2.13          Administrative Agent’s Clawback.

(a)        Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to Administrative Agent such Lender’s Advance, Administrative Agent may assume that each Lender that has a Commitment hereunder has made the relevant Advance available on the date of such Advance in accordance with Section 2.01 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made the relevant Advance available to Administrative Agent, then such Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the Applicable Rate. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays such Advance to Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b)         Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)      Obligations of Lenders Several. The obligations of Lenders hereunder to make Advances and to make payments pursuant to Section 9.04(e) are several and not joint. The failure of any Lender to make any Advance or to make any payment under Section 9.04(e) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance or to make its payment under Section 9.04(e).

Section 2.14         Rebalancing.

(a)         Subject to Section 2.12, if, as of any Interest Payment Date (or any other date on which any Applicable Lender gives written notice to Administrative Agent that any Collateral in the Collateral Accounts is not held on a Pro Rata Basis), any Collateral in the Collateral Accounts is not held on a Pro Rata Basis for any reason, then on, or as promptly as practicable following, such date, the Applicable Lenders shall cause any transfers of Collateral from the Collateral Accounts that they control to Collateral Accounts controlled by other Applicable Lenders as may be necessary, as determined by Administrative Agent, to ensure that the Collateral in the Collateral Accounts is held on a Pro Rata Basis and subject to the Share Segregation Condition. Each Applicable Lender agrees to cooperate in good faith with Administrative Agent to effect such rebalancing, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect such transfers. Borrower hereby consents to, and to the extent necessary will cooperate in good faith with, such transfers.

(b)         Subject to Section 2.12, if, as of any Interest Payment Date (or any other date on which any Applicable Lender gives written notice to Administrative Agent that any Book‑Entry Collateral Shares are not held on a Pro Rata Basis), the Book‑Entry Collateral Shares are not held on a Pro Rata Basis for any reason, then on, or as promptly as practicable following, such date, the Administrative Agent shall (i) by notice to each Applicable Lender and Borrower, adjust as necessary the number of Book‑Entry Collateral Shares for each Applicable Lender under the applicable Security Agreement to ensure that the Book‑Entry Collateral Shares are held on a Pro Rata Basis and subject to the Share Segregation Condition and (ii) provide written notice to the Issuer (or its transfer agent), each Applicable Lender and the Borrower as contemplated in the Issuer Agreements of the number of Book‑Entry Collateral Shares that, following such adjustment, constitute Collateral for each Applicable Lender. Borrower hereby consents to, and to the extent necessary will cooperate in good faith with, such adjustments and as contemplated by the Issuer Agreement.

Section 2.15        Continuation; Conversion. Borrower may, by notice to Administrative Agent given not later than 12:00 p.m. at least three (3) Business Days prior to the date of conversion or continuation (i) if the Advances are Base Rate Advances, convert the Advances to SOFR Advances on any day or (ii)(w) if the Advances are SOFR Advances, convert the Advances to Base Rate Advances or to SOFR Advances that bear interest based on a different tenor of Term SOFR from the tenor that is then used to calculate interest for such SOFR Advances or (y) if the Advances are SOFR Advances, continue the Advances as such, with the same tenor of Term SOFR that is then used to calculate interest for such SOFR Advances, for an additional Interest Period, in each case on the last day of the then outstanding Interest Period in respect thereof. Any such notice shall (i) state the continuation or conversion date for such continuation or conversion (which shall, except on the case of a conversion of Base Rate Advances into SOFR Advances, be the last day of the then outstanding Interest Period in respect thereof) and (ii) state whether the Advance or Advances are to be converted to or continued as SOFR Advances or Base Rate Advances. If Borrower shall have failed to give to Administrative Agent a timely notice of continuation or conversion pursuant to this Section 2.15 the Advances shall be deemed continued as Advances of the same type for an additional Interest Period on the last day of the then outstanding Interest Period in respect thereof. For the avoidance of doubt, any Advance that is converted to a Three‑Month SOFR Advance shall be deemed to have been made on the date of such conversion for purposes of the definition of Interest Period.

Section 2.16         Inability to Determine Rates.

If Administrative Agent determines (which determination shall be conclusive absent manifest error) that for any reason in connection with any request for a conversion to or continuation of any SOFR Advance that adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to any SOFR Advance, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Advances shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request made by it for a conversion to or continuation of any SOFR Advance and make any such request into a request for a borrowing of Daily SOFR Advances, or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Advances in the amount specified therein.

ARTICLE 3
Representations And Warranties

As of the Closing Date and each Funding Date, as applicable, each of Borrower and, where applicable, General Partner represents and warrants to Lenders (other than with respect to Section 3.22) as to itself that:

Section 3.01        Organization; Powers. (i) Each of Borrower and General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) Borrower has all requisite power and authority to enter into, and perform its obligations under, the Margin Loan Documentation, and consummate the Transactions, and (iii) each of Borrower and General Partner is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02        Authorization; Enforceability. The Transactions are within the powers of and have been duly authorized by all necessary action by Borrower and General Partner. Each document included in the Margin Loan Documentation to which it is a party has been duly executed and delivered by Borrower and General Partner, as applicable, and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03       Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Margin Loan Documentation, (ii) will not violate any Law applicable to Borrower or General Partner, (iii) will not violate or result in a default under Strategic Partnership Agreement, Registration Rights Agreement, Voting Agreements, any indenture, agreement or other instrument binding upon Borrower or General Partner or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, (iv) will not result in the creation or imposition of any Lien on any asset of Borrower or General Partner, except Liens created pursuant to the Margin Loan Documentation, (v) will not violate any trading policy of Issuer applicable to Borrower, including, but not limited to, Issuer’s “blackout” policy and (vi) will not violate or require any consent under the Organization Documents of Issuer, Borrower or General Partner.

Section 3.04       No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Borrower or General Partner since the date of its formation.

Section 3.05        Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower or General Partner, as the case may be, threatened in writing against Borrower or General Partner (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

Section 3.06         Compliance With Laws.

(a)         Each of Borrower and General Partner is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to Borrower or General Partner.

(b)       Borrower is in compliance with its reporting obligations under Sections 13 and 16 of the Exchange Act, including in respect of the transactions contemplated hereunder.

(c)         The Transactions, including the use of proceeds of the Advances and all actions with respect to the Collateral, comply and will comply with the Margin Regulations.

Section 3.07     Investment Company Status. Each of Borrower and General Partner is not, and after giving effect to the contemplated Transactions will not be, required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

Section 3.08        Taxes. Each of Borrower and General Partner has timely filed (taking into account applicable extensions) all income Tax returns and other material Tax returns which are required to be filed by it in all jurisdictions and has paid all material Taxes, assessments, claims, governmental charges or levies imposed on it or its properties which are due and payable. There is no proposed Tax assessment asserted in writing, or to the knowledge of Borrower or General Partner, proposed, against Borrower or General Partner. For U.S. federal income tax purposes, each of Borrower and General Partner is a disregarded entity the sole owner of which is a U.S. Person that is treated as a partnership. As of the Closing Date, neither Borrower nor General Partner is (a) subject to Tax in any jurisdiction other than the United States or any subdivision thereof or (b) resident for Tax purposes in any other jurisdiction under any applicable law. To the knowledge of Borrower and General Partner, the Collateral Shares do not, as of the date hereof, constitute “United States real property interests” within the meaning of Section 897(c) of the Code.

Section 3.09       Disclosure. Borrower has disclosed to each Agent and Lender (x) all agreements, instruments and corporate or other restrictions to which it or General Partner is subject, and all other matters known to it, that, individually or in the aggregate, in each case in light of facts or circumstances present as of the Closing Date, would reasonably be expected to result in a Material Adverse Effect, and (y) any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction, including any lock‑up agreement, relating to the Collateral Shares. All information provided by or on behalf of Borrower or General Partner to the Agents and Lenders in connection with the negotiation, execution and delivery of this Agreement and the other Margin Loan Documentation or the Transactions is complete and correct in all material respects and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

Section 3.10        Agreements. Neither Borrower nor General Partner is a party to, nor are its assets bound by, any agreement or instrument, other than those permitted under Section 6.10, and neither Borrower nor General Partner is in default under any provision of any such agreement or instrument.

Section 3.11       Solvency. With respect to each of Borrower and General Partner, (i) the present fair market value of such Person’s assets exceeds the total amount of such Person’s liabilities (including contingent liabilities), (ii) such Person has capital and assets sufficient to carry on its businesses, (iii) such Person is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) such Person does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Neither Borrower nor General Partner will be rendered insolvent by the consummation of the Transactions.

For purposes of this Section 3.11, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.12         Trading And Other Restrictions.

(a)          Each of Borrower and General Partner owns all of its assets (including, in the case of Borrower, all of the Collateral pledged pursuant to the relevant Security Agreement) free and clear of Liens, other than Permitted Liens.

(b)       Borrower has not made nor consented to, nor is aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its properties, including the filing of a register of mortgages, charges and other encumbrances or filings of UCC‑1 financing statements, other than with respect to Liens granted to Lenders under the Margin Loan Documentation and Permitted Liens.

(c)         In connection with the Initial Funding Date and the Delayed Funding Dates only, (i) an Affiliate of Borrower acquired the Initial DTC Collateral Shares from the open market or a financial institution or other Person that it has no reason to believe is an “affiliate” (within the meaning of Rule 144) of the Issuer and has continuously owned such Initial DTC Collateral Shares since such date; such Affiliate of Borrower contributed such Initial DTC Collateral Shares to Borrower on or prior to the Initial Funding Date, and such Initial DTC Collateral Shares are not “restricted securities” (within the meaning of Rule 144(a)(3)) in the hands of the Borrower and (ii) an Affiliate of Borrower acquired the Initial Book‑Entry Collateral Shares on  May 16, 2025 and has continuously owned such Initial Book‑Entry Collateral Shares since such date; such Affiliate of Borrower contributed such Initial Book‑Entry Collateral Shares to Borrower on or prior to the Initial Funding Date; and the holding period (as determined in accordance with Rule 144) of Borrower as to such Initial Book‑Entry Collateral Shares began no later than May 16, 2025.

(d)        In connection with the Accordion Funding Date, Borrower has purchased the Additional Collateral Shares from the open market or a financial institution or other Person that it has no reason to believe is an “affiliate” (within the meaning of Rule 144) of the Issuer prior to the Accordion Funding Date and has continuously owned such Additional Collateral Shares since such purchase, and such Additional Collateral Shares are not “restricted securities” (within the meaning of Rule 144(a)(3)) in the hands of the Borrower.

(e)          The Collateral Shares (i)  are not subject to any Transfer Restrictions other than (x) the Existing Transfer Restrictions and (y) solely with respect to Book‑Entry Collateral Shares, the Permitted Transfer Restrictions, (ii) are not subject to any Restrictive Conditions other than the Existing Restrictive Conditions, (iii) (x) do not contain any restrictive legends (it being understood that the Issuer Agreements do not constitute “restrictive legends” for this purpose) other than, in the case of Book‑Entry Collateral Shares, the Existing Legend, and (y) except as set forth in the Issuer Agreements, do not require any opinions from Issuer’s counsel, or the removal of any “stop transfer order,” or the delivery of any documentation (other than as set forth in the Issuer Agreement), prior to the sale of such Shares, other than, solely with respect to Book‑Entry Collateral Shares, any such legend or requirement that constitutes a Permitted Transfer Restriction and (iv) are not subject to any shareholders’ agreement, investor rights agreement or any other similar agreement or any voting or other contractual restriction, other than the Strategic Partnership Agreement, Registration Rights Agreement, Voting Agreements and the Issuer Agreement.

(f)         Borrower has instructed the Issuer to deliver any dividends or distributions relating to the Collateral Shares to the applicable Collateral Account pursuant to Section 8 of each Issuer Agreement, and has not revoked such instruction.

Section 3.13         Subsidiaries. Borrower does not have any Subsidiaries (it being understood, for the avoidance of doubt, that Issuer shall not be considered a Subsidiary of Borrower). General Partner does not have any Subsidiaries other than Borrower.

Section 3.14        Anti‑Corruption Laws and Sanctions. Each of Borrower and General Partner and their respective managers, officers, and, to the knowledge of Borrower and General Partner, their respective employees and agents, are, in each case in their roles as such, in compliance with Anti‑Corruption Laws and applicable Sanctions in all material respects. None of (a) Borrower, General Partner or any of their respective Responsible Officers, or (b) to the knowledge of Borrower or General Partner, any managers, employees or agents of Borrower or General Partner, is a Sanctioned Person.

Section 3.15        Material Nonpublic Information. Borrower is not in possession of any Material Nonpublic Information with respect to Issuer or the Shares.

Section 3.16        Employee Matters. Each of Borrower and General Partner does not have and has never had (a) any employees and it has never directly contracted with individuals who are not independent contractors, (b) to maintain, contribute to, or any direct obligation to maintain or contribute to, any Employee Benefit Plan, and (c) any actual or potential liabilities with respect to any Pension Plan, including as a result of its affiliation with any of its ERISA Affiliates, that exceed the Threshold Amount. No Person treated as an independent contractor by Borrower or General Partner shall have been classified as an employee by any Governmental Authority.

Section 3.17       No Plan Assets. The assets of Borrower and General Partner do not constitute “plan assets” of any “benefit plan investor” within the meaning of the Plan Asset Regulation (an “ERISA Plan”).

Section 3.18      Conduct of Business. Borrower is not engaged in any business or activity other than (a) holding Shares, Cash and Cash Equivalents and any Other Acceptable Collateral, ministerial activities incidental thereto and otherwise expressly contemplated herein, (b) performing its obligations under the Margin Loan Documentation and the Transactions and (c) payment of taxes and administrative fees necessary for compliance with this Agreement. General Partner is not engaged in any business or activity other than as permitted under its Organization Documents.

Section 3.19        Financial Condition. The Borrower Financial Information delivered to the Lenders is true and correct in all material respects. Borrower has no material assets other than the Collateral nor any Indebtedness or monetary obligations other than the Obligations. General Partner has no material assets other than the partnership interests in the Borrower nor any Indebtedness or monetary obligations other than pursuant to the Margin Loan Documentation.

Section 3.20        Separateness. Borrower is, and has at all times since its formation been, in compliance with the “Special Purpose Provisions” included in its Organization Documents (as defined therein).

Section 3.21      Lender Representations. Each Lender hereby represents and warrants that such Lender is a Qualified Purchaser within the meaning of the United States Investment Company Act of 1940, as amended, and the rules promulgated thereunder by virtue of owning and investing on a discretionary basis not less than $25,000,000 in investments.

ARTICLE 4
Conditions Of Lending

Section 4.01         Conditions Precedent to the Closing Date. This Agreement shall become effective as of the first Business Day (the “Closing Date”) on which each of the following conditions precedent have been satisfied, or waived by each Lender hereunder:

(a)          Administrative Agent and each Lender shall have received each of the following documents, duly executed, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of Lenders:

(i)         duly executed counterparts of the Margin Loan Documentation (other than the Security Agreement, Control Agreements and Issuer Agreements), dated as of the Closing Date;

(ii)        (A) a certificate of each of Borrower and General Partner, dated as of the Closing Date, and, in each case, executed by its Authorized Representative, which shall (1) certify the resolutions authorizing the execution, delivery and performance of the Margin Loan Documentation to which it is a party and the Transactions to be consummated by it on such date and (2) contain appropriate attachments, including its amended and restated Organization Documents, and the engagement letter (or equivalent document) for an independent manager for General Partner and (B) a long form good standing certificate for each of Borrower and General Partner from its jurisdiction of organization;

(iii)        if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver on or prior to the Closing Date, to each Lender a Beneficial Ownership Certification in relation to Borrower; and

(iv)       any information or documentation reasonably requested at least two Business Days in advance of the Closing Date by any Lender pursuant to Section 9.15;

(b)         each of the representations and warranties contained in the Margin Loan Documentation shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date);

(c)        Borrower shall have delivered to Administrative Agent a certificate from a Responsible Officer of Borrower in the form set forth in Exhibit A‑1 hereto, dated as of the Closing Date, which shall contain representations that the conditions set forth in Subsection (b) of this Section 4.01 have been satisfied; and

(d)       all applicable “know your customer” and other account opening documentation required by applicable “know your customer” and anti‑money laundering rules and regulations, including the information described in Section 9.15, shall have been provided by Borrower, and each Lender shall have completed all applicable “know your customer” procedures.

Section 4.02        Conditions Precedent to Each Advance. The obligation of Lenders to make any Advance hereunder on each Funding Date is subject to satisfaction or waiver by each Lender hereunder of the following conditions precedent:

(a)         Administrative Agent and each Lender shall have received each of the following documents, duly executed, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of Lenders:

(i)          duly executed counterparts of the Security Agreements, Control Agreements and Issuer Agreements, each dated as of or prior to such Funding Date;

(ii)       (A) a certificate of each of Borrower and General Partner, dated as of the Funding Date, in each case, executed by its Authorized Representative, which shall certify the resolutions authorizing the execution, delivery and performance of the Margin Loan Documentation to which it is a party and the Transactions to be consummated by it on such date, or a bring down of such resolutions and (B) a long form good standing certificate for each of Borrower and General Partner from its jurisdiction of organization;

(iii)       a solvency certificate of each of Borrower and General Partner from an Authorized Representative thereof, dated as of such Funding Date;

(iv)        a favorable opinion of Borrower’s and General Partner’s counsel, addressed to Administrative Agent and Lenders, in form and substance reasonably satisfactory to Administrative Agent and each Lender, dated as of or prior to such Funding Date;

(v)         the results of a recent Lien and judgment search in the jurisdiction of organization for each of Borrower and General Partner, and each such search shall reveal no Liens on any of the assets of, or judgments against, Borrower or General Partner except for Permitted Liens;

(vi)         if requested by any Lender, FRB Form FR U‑1 completed to satisfaction of such Lender and duly executed by Borrower; and

(vii)       proper financing statement(s) (Form UCC‑1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interest purported to be created by the Security Agreements;

(viii)      any information or documentation reasonably requested at least two Business Days in advance of the Accordion Funding Date by any Lender pursuant to Section 9.15.

(b)         Each of the representations and warranties contained in the Margin Loan Documentation shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of such Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date);

(c)         [Reserved.]

(d)         Borrower shall have delivered a Borrowing Notice in accordance with the requirements hereof;

(e)         All reasonable and documented out‑of‑pocket fees or expenses required to be paid under the Margin Loan Documentation on or before the relevant Funding Date (other than the Upfront Fee, which will be netted against the relevant Advances pursuant to Section 2.04(a)) and counsel fees invoiced at least two (2) Business Days prior to such date shall have been paid on or before such date;

(f)         No Mandatory Prepayment Event shall have occurred that has not been cured or waived, and no Default, Event of Default or Adjustment Determination Period shall have occurred and be continuing, in each case on the relevant Funding Date, and none of the foregoing shall result from the Advances or the application of the proceeds therefrom;

(g)         immediately after giving effect to the proposed Advances, (A)(i) the LTV Ratio shall not exceed the Initial LTV Level and (ii) all types and amounts of Collateral shall be held on a Pro Rata Basis and (B) the Collateral Requirements shall have been satisfied in all material respects;

(h)         the Collateral Accounts for the Lenders making the Advances shall have been established by Borrower; Borrower shall have executed and delivered all account opening documentation required by Custodian;

(i)        in the case of the Initial Funding Date, (x) the Initial DTC Collateral Shares and the Initial Book‑Entry Collateral Shares each constituting Acceptable Collateral shall have been pledged on or prior to the Initial Funding Date under the Security Agreements executed by Borrower in favor of each Applicable Lender (and in the case of the Initial DTC Collateral Shares, credited to the Collateral Accounts), in each case on a Pro Rata Basis, free from all Transfer Restrictions (other than the Existing Transfer Restrictions and solely with respect to the Initial Book‑Entry Shares, the Permitted Transfer Restrictions) and Restrictive Conditions (other than Existing Restrictive Conditions); and the Collateral Requirement shall have been satisfied in all material respects;

(j)         in the case of the Accordion Funding Date, (x) the Additional Collateral Shares constituting Acceptable Collateral shall have been pledged on or prior to the Accordion Funding Date under the Security Agreements in favor of each Applicable Lender (and credited to the Collateral Accounts) on a Pro Rata Basis, free from all Transfer Restrictions (other than Existing Transfer Restrictions) and Restrictive Conditions (other than Existing Restrictive Conditions); and the Collateral Requirement shall have been satisfied in all material respects; and (y) each Lender shall have received an additional Issuer Agreement in respect of the Additional Collateral Shares in the form of Exhibit D hereto, dated as of the Accordion Funding Date; provided that in no event shall such Additional Collateral Shares cause the aggregate number of Shares that are Collateral Shares to exceed the Maximum Share Number; and

(k)        Borrower shall have delivered to Administrative Agent a certificate from a Responsible Officer of Borrower in the form set forth in Exhibit A‑2 hereto, dated as of such Funding Date, which shall contain representations that the conditions set forth in Subsections (b), (c), (f), (g) and, in respect of the Initial Funding Date or Delayed Funding Date, Subjection (i), or in respect of the Accordion Funding Date, clause (x) of Subjection (j) of this Section 4.02 have been satisfied.

Each borrowing of an Advance shall be deemed to constitute a representation and warranty by Borrower on such Funding Date as to the matters specified in Subsections (b), (c), (f), (g) and, in respect of the Initial Funding Date or Delayed Funding Date, Subsection (i), or in respect of the Accordion Funding Date, clause of (x) of Subsection (j) of this Section 4.02 above.

ARTICLE 5
Affirmative Covenants

On and after the date hereof and so long as any Lender has a commitment to make an Advance or any Obligations remain outstanding (other than unasserted contingent indemnification obligations):

Section 5.01       Financial Statements. Borrower shall furnish to Administrative Agent, or cause to be furnished to Administrative Agent, (i) within 45 days after the end of any calendar quarter, a certificate of Borrower’s Authorized Representative certifying (a) that Borrower’s only assets consist of the Collateral, Cash and Cash Equivalents, (b) the number of Shares Borrower owned as of the last day of such calendar quarter and (c) that Borrower’s only Indebtedness and monetary obligations (other than the Obligations) are listed on a schedule to such certificate; and (ii) such additional information regarding the business or financial affairs of Borrower, or compliance with the terms of the Margin Loan Documentation, as Administrative Agent or Lenders may from time to time reasonably request.

Section 5.02        Notices Of Material Events. Borrower and, where applicable, General Partner, shall furnish to Administrative Agent or cause to be furnished to Administrative Agent, as promptly as reasonably practicable after obtaining actual knowledge thereof, notice of:

(a)        the occurrence of (i) any Default, (ii) any matter which has resulted or would reasonably be expected to result in a Material Adverse Effect (iii) the receipt of any notice of any governmental investigation or any litigation commenced or threatened against Borrower or General Partner, where Borrower or General Partner is specifically named in such investigation or litigation or (iv) any actual or potential liabilities with respect to any Pension Plan that exceed the Threshold Amount;

(b)        (1) any transaction or event that constitutes, or that, if consummated, would constitute, a Change of Control of Borrower or General Partner, as applicable, and (2) the consummation of any Change of Control of Borrower or General Partner, as applicable; or

(c)          (i) the imposition of, or any event or transaction that, if consummated, would result in the imposition of, any Transfer Restriction (other than Existing Transfer Restrictions and with respect to Book‑Entry Collateral Shares only, Permitted Transfer Restrictions) or Restrictive Condition (other than Existing Restrictive Conditions) on the Collateral, (i) any Facility Adjustment Event or any Potential Facility Adjustment Event that, in either case, relates to a Tender Offer by any KKR Entity, an Issuer Share Repurchase, a Material Share Restriction or a Material Status Change or (ii) any Lien (other than Permitted Liens) or “adverse claim” (within the meaning of Section 8‑502 of the UCC) made or asserted against any of the Collateral.

In addition, Borrower shall furnish to Administrative Agent at least five (5) Business Days’ prior written notice of any proposed change to General Partner’s “Independent Manager” (as defined in such Person’s Organization Documents).

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Representative of Borrower or General Partner, as the case may be, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03        Existence; Conduct Of Business. Each of Borrower and General Partner will at all times preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.04         Payment Of Obligations. Each of Borrower and General Partner shall file all income Tax returns and other material Tax returns which are required to be filed by it, and shall pay and discharge, as and when the same shall become due and payable, all Taxes and any other liabilities imposed upon it or upon its property.

Section 5.05        Compliance With Laws. Each of Borrower and General Partner shall, in all material respects, comply with the requirements of all applicable Laws, all material orders, writs, injunctions and decrees applicable to it or its property, its Organization Documents and any Transfer Restriction applicable to the Collateral Shares. Each of Borrower and General Partner will maintain or be subject to policies and procedures reasonably designed to ensure compliance with Anti‑Corruption Laws and applicable Sanctions by Borrower and General Partner and their managers, officers, and employees and, in the case of Anti‑Corruption Laws, their agents (acting in their capacity as such).

Section 5.06         Provision Of Public Information. Notwithstanding anything to the contrary in the Margin Loan Documentation, Borrower shall not, and shall cause all other KKR Entities not to, and Borrower shall not be obligated to, provide any Agent or any Lender with any Material Nonpublic Information with respect to Issuer, its Subsidiaries or their securities in any document or notice required to be delivered pursuant to this Agreement, any other Margin Loan Documentation or any communication pursuant to, or directly related to, this Agreement or any other Margin Loan Documentation (each a “Communication”) and in delivering, or permitting any other KKR Entity thereof to deliver, any Communication, Borrower shall be deemed to have represented that any such Communication contains no such Material Nonpublic Information.

Notwithstanding anything to the contrary in the Margin Loan Documentation, Borrower acknowledges and agrees that if any Lender or any of such Lender’s Affiliates receives from Borrower or any other KKR Entity thereof any Material Nonpublic Information at any time in connection with this Agreement or any other Margin Loan Documentation (unless such Material Nonpublic Information was delivered solely to employees of Lender or its Affiliate that Borrower or such KKR Entity reasonably and in good faith believed to be (x) on the private side of Lender’s (or its Affiliate’s) information barrier and (y) not involved in the administration of the Facility), such Lender or such Affiliate may disclose such Material Nonpublic Information publicly, to any potential purchaser of the Collateral or to any other Person.

Section 5.07       Compliance With Exchange Act Requirements. Borrower shall comply in all material respects with its reporting obligations under Sections 13 and 16 of the Exchange Act, in respect of the transactions contemplated hereunder; provided that, except in the case of any Form 3, Form 4 or Form 5 filings that do not disclose any terms of the Facility (other than its existence and the number of Collateral Shares pledged in respect thereof) or the name of any Agent or Lender, Borrower shall give prior notice to Administrative Agent, who shall give to each Lender prompt notice thereof, of any public filing regarding the Margin Loan Documentation by Borrower and its Affiliates and provide Administrative Agent with copies to be distributed to each Lender of any report a reasonable time prior to filing thereof, and (x) except in the case of filings by the Issuer, shall comply (or cause its Affiliate to comply, as the case may be), or (y) in the case of filings by Issuer that disclose any economic terms of the Facility or attach any Margin Loan Documentation as an exhibit thereto, shall use reasonable efforts to cause Issuer to comply, with any reasonable request of Administrative Agent to seek confidential treatment of any information therein that Administrative Agent considers to be proprietary or sensitive business information.

Section 5.08       Further Assurances. Upon the reasonable request of any Applicable Lender through Administrative Agent, Borrower shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as the Applicable Lender may reasonably determine necessary in order to ensure that the Collateral Requirement is satisfied.

Section 5.09       Books And Records. Each of Borrower and General Partner shall keep proper books of record and account in which, in all material respects, full, true and correct entries are made of all dealings and transactions in relation to its respective business and activities.

Section 5.10      Special Purpose Provisions. Each of Borrower and General Partner shall comply with the “Special Purpose Provisions” included in its Organization Documents (as defined therein).

Section 5.11      Independent Manager. Each of Borrower and General Partner shall ensure, at all times, that General Partner has an “Independent Manager” (as defined in its Organization Documents, as in effect on the date hereof).

Section 5.12         ERISA Plan Assets. Each of Borrower and General Partner agrees to promptly notify the Administrative Agent if it knows that the assets of such Person constitute or may reasonably be expected to constitute ERISA Plan assets as advised by counsel.

Section 5.13      DTC Collateral Shares. Each of Borrower and General Partner shall use commercially reasonable efforts (including using commercially reasonable efforts to deliver or cause to be delivered such opinions, representation letters and instruments of transfer as may be required pursuant to the Issuer Agreements) to cause any such Book‑Entry Collateral Shares to be converted into DTC Collateral Shares as promptly as practicable after such Book‑Entry Collateral Shares becoming eligible to be so converted, as set forth in the Issuer Agreement, and to further cause such Converted DTC Collateral Shares to be initially credited to the Collateral Accounts on a Pro Rata Basis subject to the Share Segregation Condition.

ARTICLE 6
Negative Covenants

On and after the date hereof and so long as any Lender has a commitment to make an Advance or any Obligations remain outstanding (other than unasserted contingent indemnification obligations):

Section 6.01        Indebtedness. Neither Borrower nor General Partner shall create, incur, assume or suffer to exist any Indebtedness, other than, in the case of Borrower, the Obligations under the Margin Loan Documentation.

Section 6.02       Liens. Borrower shall not create, incur, assume or suffer to exist any Lien upon the Collateral, except for Permitted Liens. Neither Borrower nor General Partner shall create, incur, assume or suffer to exist any Lien on any other property or asset owned by it, except for Permitted Liens.

Section 6.03       Business Activities. Borrower shall not engage in any business or activity other than (a) holding the Shares, Cash and Cash Equivalents, ministerial activities incidental thereto or otherwise expressly permitted hereunder, (b) performing its obligations under the Margin Loan Documentation and the Transactions or pursuant to its Organization Documents (c) engaging in Permitted Sale Transactions and (d) purchasing additional Shares. General Partner shall not engage in any business or activity except as permitted under its Organization Documents. Neither Borrower nor General Partner shall engage in any merger, consolidation, amalgamation, division or similar transaction.

Section 6.04         Investments And Acquisitions. Neither Borrower nor General Partner shall purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), other than (i) in the case of Borrower, Shares, Cash Equivalents and Other Acceptable Collateral or (ii) in the case of General Partner, partnership interests in Borrower, Other Acceptable Collateral and Cash Equivalents.

Section 6.05        Distributions. Borrower shall not make any dividend, distribution or other payment in respect of its Equity Interests (including in connection with any repurchase thereof),

unless (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the property or assets delivered by Borrower in respect of such dividend, distribution or payment does not constitute Collateral. General Partner shall not make any dividend, distribution or other payment in respect of its Equity Interests (including in connection with any repurchase thereof), unless the representation set forth in Section 3.11 will be true and correct as to General Partner immediately following such dividend, distribution or other payment.

Section 6.06        Investment Company. Neither Borrower nor General Partner shall be required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

Section 6.07         No Amendment Of Organization Documents. Neither Borrower nor General Partner shall consent to or permit any amendment, supplement, modification or waiver of any of the terms or provisions of its respective Organization Documents, without the written consent of Administrative Agent to the extent such consent is required by the terms of such Organization Documents.

Section 6.08         Transactions With Affiliates. Neither Borrower nor General Partner shall sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions that are (a) upon fair and reasonable terms substantially as favorable to such Person as would be obtained in a comparable arm’s‑length Transaction with a Person not an Affiliate of it, and (b) in accordance with its respective Organization Documents and Section 6.03; provided that this Section 6.08 shall not prohibit (w) contributions of Cash, Cash Equivalents, Other Acceptable Collateral or Shares from the Fund Entities to Borrower, (x) contributions of Cash, Other Acceptable Collateral or Cash Equivalents from the Fund Entities to General Partner, (y) contributions of Cash, Other Acceptable Collateral or Cash Equivalents from the General Partner to Borrower or (z) distributions that are permitted under Section 6.05.

Section 6.09         Formation Of Subsidiaries. Borrower shall not form, create, organize, incorporate or acquire any Subsidiaries. General Partner shall not form, create, organize, incorporate or acquire any Subsidiaries other than Borrower.

Section 6.10      Agreements. (a) Neither Borrower nor General Partner shall enter into any agreement other than (w) the Organization Documents of Borrower and, in the case of General Partner, the Organization Documents of General Partner and the engagement letter (or equivalent document) with respect to the “Independent Manager” (as defined in such Organization Documents), (x) the Margin Loan Documentation, (y) routine administrative agreements entered into in the ordinary course of Borrower’s or General Partner’s business, provided that Borrower or General Partner, as the case may be, shall not have any monetary obligations pursuant to clause (y) exceeding, in the aggregate, $1,000,000 per annum (excluding any fees or expenses paid on or around any Funding Date out of the proceeds of the relevant Advances) and (z) in the case of Borrower, any agreement or agreements relating to any Permitted Sales Transactions or sales of Non‑Collateral Shares for Cash; provided that, in the case of clause (z), Borrower shall not have any obligations thereunder, other than (in the case of Permitted Sales Transactions) the obligation to deliver Collateral Shares substantially contemporaneously with the deposit of the related Required Sale Proceeds Amount (if any) into the relevant Collateral Accounts (or pursuant to escrow or settlement arrangements reasonably acceptable to the Lenders) and as are customary for underwriting agreements and certificates and other documentation thereunder relating to such Permitted Sale Transactions (it being understood that any indemnity provided by Borrower therein shall only relate to information contained in the relevant offering document, if any, relating to Borrower and the Shares sold by Borrower), and (b) Borrower shall not enter into or suffer the existence of any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction with respect to the Collateral Shares other than the Strategic Partnership Agreement and the Issuer Agreement.

Section 6.11         No Impairment of Collateral Shares.

(a)         Borrower shall not take any action that would impair any Applicable Lender’s security interest in the Collateral Shares or its ability to exercise remedies against such Collateral Shares (including without limitation by imposing any Transfer Restrictions or Restrictive Conditions on the Collateral Shares (other than, with respect to Book‑Entry Collateral Shares only, Permitted Transfer Restrictions), or entering into any shareholders’ agreement or revoking or purporting to revoke the authorization of any officer of Borrower or General Partner who executed any instrument of transfer or assignment for the Collateral Shares, whether or not such Person is no longer an officer of Borrower or General Partner, as the case may be, if such revocation or purported revocation of authority would have retroactive effect with respect to the stock power or other documents delivered in connection with Book‑Entry Collateral Shares).

(b)       Except as required by applicable Law or regulation, Borrower shall not take any action to cause any Collateral Share to cease to constitute a DTC Collateral Share, other than in connection with a release of such DTC Collateral Share from the Collateral Accounts pursuant to Section 2.06(d).

Section 6.12        Compliance with Margin Regulations. Borrower shall not, and shall cause its Affiliates not to, take any action with respect to the Collateral or the proceeds of any Advance that is in violation of the Margin Regulations.

Section 6.13         Sanctions. Borrower will not request any Advance, and Borrower shall not use the proceeds of any Advance (a) in violation of any Anti‑Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in violation of any applicable Sanctions.

Section 6.14         Tax Status. Without the written consent of the Administrative Agent, neither Borrower nor General Partner shall (a) change its status as an entity that is disregarded as separate from its sole owner that is a U.S. Person for U.S. federal income tax purposes, (b) change the jurisdiction of its organization other than to the United States or any subdivision thereof or (c) become a resident for tax purposes in any jurisdiction other than the United States or any subdivision thereof.

Section 6.15        Future Financings. None of Borrower and any Fund Entity shall, and each Fund Entity shall cause its respective Restricted Affiliates not to, (x) except pursuant to the Margin Loan Documentation, directly or indirectly grant or suffer to exist any Lien on any Non‑Collateral

Shares to secure any obligation of Borrower or any of its Affiliates thereof or (y) enter into any Restricted Transaction.

Section 6.16         Employee Matters. Each of Borrower and General Partner shall not establish, maintain, contribute to or incur any obligation to contribute to or incur any liability to any Employee Benefit Plan as the sponsor or participating employer with respect to such plan. No ERISA Affiliate of the Borrower or General Partner has or shall establish, maintain or incur any obligation to contribute to any Pension Plan that could reasonably be expected to result in any liability of Borrower or General Partner in excess of the Threshold Amount.

ARTICLE 7
Events Of Default

Section 7.01         Events Of Default. If any of the following events (“Events of Default”) shall occur:

(a)         any principal of any Advance is not paid when and as the same shall become due and payable, including pursuant to Section 2.06(b), whether at the due date thereof or a date fixed for prepayment thereof, upon acceleration or otherwise, and, solely if such failure is due to an administrative or technical error, such failure shall continue unremedied for one Business Day;

(b)       a Collateral Shortfall occurs and Borrower does not cure such Collateral Shortfall prior to the applicable Cure Time, as set forth in Section 2.06(c);

(c)        any interest on any Advance or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under any Margin Loan Documentation is not paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(d)         any representation or warranty made or deemed made by or on behalf of Borrower, General Partner or any Fund Entity herein or in the other Margin Loan Documentation or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall prove to have been materially incorrect (or any such representation or warranty that is qualified as to materiality, shall prove to have been incorrect) when made or deemed made;

(e)         (i) a Fund Entity shall default in the performance of or compliance with any term contained in the Fund Representation Letter, or (ii) Borrower or General Partner shall fail to perform or observe (A) any covenant, condition or agreement in Sections 5.02(a)(i), 5.03, 5.10, 5.11 or Article 6 of this Agreement or Section 6 of any Security Agreements or (B) any other covenant, condition or agreement contained herein or in any other Margin Loan Documentation and, in the case of this sub‑clause (ii)(B), such failure shall continue unremedied for a period of twenty Business Days after the earlier of (x) the date on which Borrower or General Partner, as the case may be, receives notice of such failure from Administrative Agent (or, if Administrative Agent fails to deliver such notice by 6 p.m. on the date of the relevant breach, any Lender) and (y) the date on which Borrower or General Partner, as the case may be, otherwise becomes aware of such failure;

(f)          (i) Borrower, General Partner or any Fund Entity admits in writing its inability or fails generally to pay its debts as they become due; (ii) Borrower, General Partner or any Fund Entity institutes or consents to the institution with respect to it of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property (excluding, for the avoidance of doubt, with respect to any of its Portfolio Companies); (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed for Borrower, General Partner or any Fund Entity or for all or any material part of its property without the application or consent of Borrower, General Partner or any Fund Entity, as applicable, and the appointment continues undischarged or unstayed for 30 calendar days (or, in the case of a Fund Entity, 60 calendar days); (iv) any proceeding under any Debtor Relief Law relating to Borrower, General Partner or any Fund Entity or to all or any material part of its property (excluding, for the avoidance of doubt, with respect to any of its Portfolio Companies) is instituted without the consent of Borrower, General Partner or any Fund Entity and continues undismissed or unstayed for 30 calendar days (or, in the case of a Fund Entity, 60 calendar days), or an order for relief is entered in any such proceeding; or (v) Borrower, General Partner, Fund Entity or any other KKR Entity shall take any action to authorize any of the actions set forth above in this Section 7.01(f); provided that if any of the foregoing occur with respect to any Fund Entity (an “Insolvent Fund Entity”), such event shall not constitute an Event of Default if (x) the other Fund Entities assume such Insolvent Fund Entity’s ratable share of the obligation under the Fund Representation Letter and (y) Administrative Agent is reasonably satisfied that such other Fund Entities have the requisite power and authority to effect such assumption; provided further, and for the avoidance of doubt, none of the following events shall constitute an Event of Default pursuant to this clause (f): (I) the Issuer or any other Portfolio Company institutes, or has instituted with respect to it, any proceeding under any Debtor Relief Law; (II) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar office is appointed for the Issuer or any other Portfolio Company or for all or any material part of its property; (III) the Issuer or any other Portfolio Company admits in writing its inability, or fails to pay, its debts as they become due or (IV)  the Issuer or any other Portfolio Company makes an assignment for the benefit of creditors;

(g)         any material provision of any Margin Loan Documentation for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Borrower, General Partner or any other KKR Entity shall challenge in writing the enforceability of any Margin Loan Documentation or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Margin Loan Documentation has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(h)        any of the Security Agreements shall for any reason (other than the failure of the Applicable Lender to take any action within its control) fail to create a valid first priority Lien, perfected by control (within the meaning of the UCC), in the Collateral (subject to no other Lien, other than Permitted Liens), except as permitted by the terms of the Margin Loan Documentation, or any of the Security Agreements shall fail to remain in full force or effect;

(i)         (i)(A) one or more final judgments for the payment of money in an aggregate amount in excess of the applicable Threshold Amount shall be rendered against Borrower or General Partner and (B) (a) the same shall remain undischarged for a period of 15 consecutive days during which execution shall not be effectively stayed, (b) the same is not subject to further appeal or (c) any legal action shall be taken by a judgment creditor to attach or levy upon any assets of Borrower or General Partner to enforce any such judgment or (ii)(A) any final non‑monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect shall be rendered against Borrower or General Partner and (B) (a) Borrower or General Partner, as the case may be, shall fail within 15 days, during which execution shall not be effectively stayed, to discharge such judgments or orders, (b) such judgments or orders are not subject to further appeal or (c) any legal action shall be taken to enforce such judgments or orders; or

(j)         the assets of Borrower or General Partner constitute assets of an ERISA Plan and such condition results in a non‑exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)‑(C) of the Code subjecting the Lenders to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA, then the Administrative Agent, with the consent of the Required Lenders (or, in the case of a Specified Event of Default, any Lender), may, or, at the direction of the Required Lenders (or, in the case of a Specified Event of Default, any Lender) shall, notify Borrower thereof (such notice, an “Event of Default Notice”) with a copy to all other Lenders and, following the delivery of such Event of Default Notice, any Lender may (i) declare such Lender’s Advances, together with all accrued and unpaid interest thereon and any fees or other amounts due under the Margin Loan Documentation to such Lender, to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower and (ii) declare such Lender’s Commitments to be terminated, whereupon the same shall forthwith terminate; provided, however, that upon the occurrence of any event in Section 7.01(f), (x) the Total Accrued Loan Amount shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower and (y) all Commitments shall automatically be terminated. Following any Lender becoming an Accelerating Lender, such Lender may exercise any rights and remedies provided to such Lender under the Margin Loan Documentation (including the enforcement of any and all Liens created to such Lender pursuant to the Collateral Documents) or at law or equity, including all remedies provided under the UCC. If Administrative Agent shall fail to send an Event of Default Notice when required by any Lender as set forth above, any Lender may deliver such Event of Default Notice to Borrower with a copy to all other Lenders.

Section 7.02         Lenders’ Rights With Respect to Collateral.

(a)         For the avoidance of doubt, following any Lender becoming an Accelerating Lender, such Lender may choose to exercise any remedies provided for herein or in any other Margin Loan Documentation, or refrain from exercising such remedies, in its sole discretion with respect to the Collateral subject to its control under a Control Agreement (including by virtue of an agency relationship with any Applicable Lender). No Lender shall have any fiduciary or other duties to the other Lenders in connection with the exercise of remedies against the Collateral securing the Obligations owing to such Lender or otherwise and no Lender shall interfere with such exercise of remedies or claim (or support any claim by any third‑party) that a sale or other disposition of any Lender’s Collateral by or on behalf of such Lender was not commercially reasonable.

(b)          In connection with any permitted assignment by a Lender, Borrower (and, in the case of clause (v) below, General Partner) agrees to, as promptly as practicable, (i) establish a separate Collateral Account with the Custodian, (ii) enter into a Control Agreement (in a form substantially identical to the other relevant Control Agreements) in favor of the assignee with respect to such Collateral Accounts, (iii) enter into a Security Agreements (in a form substantially identical to the other relevant Security Agreements) granting a Lien in favor of the assignee over such assignee’s Applicable Percentage of the Collateral of each type, (iv) if reasonably requested by the Custodian, enter into a customer account agreement or other agreement with such intermediary and (v) make appropriate amendments to this Agreement and the other Margin Loan Documentation to reflect any administrative or technical changes as are reasonably requested by the assigning Lender, the assignee or Administrative Agent, which do not adversely affect Borrower’s or General Partner’s rights or obligations hereunder. In connection with any assignment by a Lender of all of its Advances hereunder, Borrower and General Partner agree that such Lender’s rights and obligations under the other Margin Loan Documentation may be assigned to the assignee.

(c)       Notwithstanding anything to the contrary contained in the Margin Loan Documentation, Borrower, Administrative Agent and each Lender hereby agree that (i) during the continuance of an Event of Default and such Lender becoming an Accelerating Lender, such Lender shall have the right individually to require the Custodian (or the Applicable Lender acting as agent of such Lender for purposes of perfection, if applicable) to realize upon any of the Collateral subject to such Lender’s control and to apply the proceeds thereof to the repayment of such Lender’s Advances outstanding and any other Obligations (other than unasserted contingent indemnification obligations) owing to such Lender and (ii) in the event of a foreclosure or similar enforcement action by such Lender on its Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), such Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

(d)         Notwithstanding anything to the contrary contained in the Margin Loan Documentation, when all Obligations owing to any Lender have been paid in full, upon request of Borrower, such Lender shall (without notice to, or vote or consent of, any other Lender) take such actions as shall be reasonably required to release its security interest in all Collateral under such Lender’s control.

(e)         Each Lender agrees that it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any other Applicable Lender under any Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement.

(f)         Each Lender agrees with, and solely for the benefit of, each other Lender that it will not take any Bankruptcy Action with respect to Borrower or General Partner.

ARTICLE 8
Agents

Section 8.01      Authorization and Authority. Each Lender hereby irrevocably appoints UBS AG Stamford Branch to act on its behalf as Administrative Agent and Mizuho Securities USA LLC and UBS AG London Branch as Joint Calculation Agents under the Margin Loan Documentation and authorizes each Agent to take such actions on such Lender’s behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Agents and the Lenders, and Borrower and General Partner shall not have rights as third‑party beneficiaries or otherwise of any of such provisions.

Section 8.02         Agent Individually.

(a)         Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or other Affiliates thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

(b)       Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 8.02 as “Activities”) and may engage in the Activities with or on behalf of Borrower or its Affiliates. Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of Borrower and its Affiliates. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning Borrower and its Affiliates (including information concerning the ability of Borrower to perform its obligations hereunder or under the other Margin Loan Documentation) which information may not be available to any of the Lenders that are not members of an Agent’s Group. No Agent nor any member of such Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that an Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by an Agent to the Lenders.

(c)       Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder). Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its Activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) the Margin Loan Documentation, (ii) the receipt by an Agent’s Group of information (including Information) concerning Borrower or its Affiliates (including information concerning the ability of Borrower to perform its obligations hereunder and under the other Margin Loan Documentation) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by an Agent or any member of such Agent’s Group to any Lender including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including Borrower or its Affiliates) or for its own account.

Section 8.03         Duties of the Agents; Exculpatory Provisions.

(a)          An Agent’s duties hereunder and under the other Margin Loan Documentation are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, and, without limitation of the foregoing, an Agent shall not be required to take any action or refrain from acting if, in its opinion or the opinion of its counsel, taking such action or so refraining from acting, as the case may be, may expose such Agent or any of its Affiliates to liability or would, as determined by such Agent in good faith, be contrary to this Agreement or applicable Law.

(b)        No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, including for the avoidance of doubt, Administrative Agent sending a Collateral Call Notice or an Event of Default Notice at the direction of any Lender, if, in the case of an Event of Default Notice, such Agent believes in good faith that the related Event of Default is of a type that would entitle such Lender to issue such direction) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Facility Adjustment Event, Potential Facility Adjustment Event, Mandatory Prepayment Event, Default or Event of Default or the event or events that give or may give rise to any Facility Adjustment Event, Potential Facility Adjustment Event, Mandatory Prepayment Event, Default or Event of Default unless and until Borrower or any Lender shall have given notice to such Agent describing such Facility Adjustment Event, Potential Facility Adjustment Event, Mandatory Prepayment Event, Default or Event of Default and such event or events.

(c)         No Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Margin Loan Documentation, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Facility Adjustment Event, Potential Facility Adjustment Event, Mandatory Prepayment Event, Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Margin Loan Documentation or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent.

(d)          Nothing in this Agreement shall require an Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties.

Section 8.04       Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Advance that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer or Authorized Representative of an Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05        Delegation of Duties. An Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Margin Loan Documentation by or through any one or more sub agents appointed by such Agent, and such Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties, provided, in each case, that no such delegation to a sub‑agent or a Related Party shall release an Agent from any of its obligations hereunder. Each such sub agent and the Related Parties of an Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article 8 and Margin Loan Documentation (as though such sub‑agents were an “Agent” hereunder and under the other Margin Loan Documentation) as if set forth in full herein with respect thereto.

Section 8.06        Resignation of Agent. An Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower (unless an Event of Default shall have occurred and be continuing (and not have been cured or waived)), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30‑day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify Borrower and the Lenders that no qualifying Person has accepted appointment as successor Agent and of the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as an Agent hereunder and under the other Margin Loan Documentation but shall not be relieved of any of its obligations as a Lender and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. The successor shall be consented to by Borrower at all times other than during the existence of an Event of Default that has not been cured or waived (which consent of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as an Agent hereunder and/or under the other Margin Loan Documentation but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Margin Loan Documentation, the provisions of this Article 8 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. Notwithstanding anything herein to the contrary, if at any time any Agent ceases to be a Lender hereunder, such Agent shall be deemed to have provided its notice of resignation, which notice shall be automatically effective as of the date such Agent ceased to be a Lender hereunder.

Section 8.07         Non‑Reliance on Agents and Other Lenders.

(a)          Each Lender confirms to the Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its portion of the Facility and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its portion of the Facility is suitable and appropriate for it.

(b)         Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Margin Loan Documentation, (ii) it has, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Margin Loan Documentation based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)           the financial condition, status and capitalization of Borrower;

(ii)         the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Margin Loan Documentation and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(iii)       determining compliance or non‑compliance with any condition hereunder to the making of the Advances and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; or

(iv)        the adequacy, accuracy and/or completeness of any other information delivered by the Agents, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the other Margin Loan Documentation, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.

Section 8.08      Other Acceptable Collateral. Administrative Agent shall not consent to any property or securities being included in Other Acceptable Collateral, and Joint Calculation Agents shall not determine the Other Acceptable Collateral Haircut, without the written consent of each other Lender party hereto (in its sole discretion).

Section 8.09         Removal Of Agents.

(a)         At any time, if (i) following the occurrence of an Event of Default, Administrative Agent shall fail to send an Event of Default Notice when required at the request of the Required Lenders, or, in the case of an Event of Default of the type that gives any Lender the right to require that Administrative Agent send an Event of Default Notice under Section 7.01, any Lender, by 8:00 p.m. on the Scheduled Trading Day that such request is sent to Administrative Agent (or by 9:00 a.m. on the Scheduled Trading Day following such request, if such request is made after 5:00 p.m. on a Scheduled Trading Day or on a day that is not a Scheduled Trading Day), (ii) following the occurrence of a Mandatory Prepayment Event, Administrative Agent shall fail to deliver a Mandatory Prepayment Event Notice in connection therewith by 8:00 p.m. on the Scheduled Trading Day that any Lender requests Administrative Agent to send such notice (or by 9:00 a.m. on the Scheduled Trading Day following such request, if such request is made after 5:00 p.m. on a Scheduled Trading Day or on a day that is not a Scheduled Trading Day) or (iii) following the occurrence of a Collateral Shortfall on any Scheduled Trading Day, Administrative Agent shall fail to send a Collateral Call Notice by 8:00 p.m. on such Scheduled

Trading Day, in each case of clause (i) through (iii) above, the Required Lenders shall have the right to remove Administrative Agent and appoint a successor thereto, which shall be one of the Lenders party hereto on the Closing Date or an Affiliate thereof (provided that, for purposes of this Section 8.09, any determination that (x) is expressed herein to be made by Joint Calculation Agents or Administrative Agent and (y) is relevant to the determination of whether an Event of Default, Mandatory Prepayment Event or Collateral Shortfall has occurred may be made by the Required Lenders, notwithstanding any prior determination by Joint Calculation Agents or Administrative Agent to the contrary with respect to such matter, provided further that any such determination must be made by the Required Lenders in good faith and in a commercially reasonable manner).

(b)         At any time, if (i) (A) the Required Lenders shall have delivered a written request, pursuant to Section 8.03(a), for any Agent to take any action hereunder, and (B) such Agent shall have failed to take such action (other than in accordance with the proviso set forth in Section 8.03(a)) by 8:00 p.m. on the Scheduled Trading Day that such request is sent to such Agent (or by 9:00 a.m. on the Scheduled Trading Day following such request, if such request is made after 5:00 p.m. on a Scheduled Trading Day or on a day that is not a Scheduled Trading Day), (ii) (A) the Required Lenders shall have delivered a written request, pursuant to Section 8.03(a), for any Agent to refrain from taking any action hereunder and (B) such Agent shall have nonetheless taken such action (other than in accordance with the proviso set forth in Section 8.03(a)), (iii) the Required Lenders have requested that Joint Calculation Agents submit any proposed calculation, adjustment or determination to Borrower in accordance with Section 9.01 or Section 9.18(b) (including, for the avoidance of doubt, a request by the Required Lenders to Joint Calculation Agents to submit proposed adjustments in respect of a Facility Adjustment Event or Potential Facility Adjustment Event that the Required Lenders determine to have occurred, provided that any such determination must be made by the Required Lenders in good faith and in a commercially reasonable manner) and Joint Calculation Agents shall fail to submit such calculation, adjustment or determination by 8:00 p.m. on the Scheduled Trading Day that such request is sent to Joint Calculation Agents (or by 9:00 a.m. on the Scheduled Trading Day following such request, if such request is made after 5:00 p.m. on a Scheduled Trading Day or on a day that is not a Scheduled Trading Day) or (iv) an Insolvency Event shall occur with respect to any Agent or its ultimate parent, in each case of clause (i) through (iv) above, the Required Lenders shall have the right to remove such Agent and appoint a successor thereto, which shall be one of the Lenders party hereto on the Closing Date or an Affiliate thereof.

(c)         At any time, if the Required Lenders replace any Agent pursuant to this Section 8.09 and the other Agent is the same entity as, or an Affiliate of, the removed Agent, the Required Lenders shall have the right to also remove such other such Agent and appoint a successor thereto, which shall be one of the Lenders party hereto on the Closing Date or an Affiliate thereof.

(d)         Any removal of an Agent and appointment of a successor thereto pursuant to this Section 8.09 shall be effective upon notice by such proposed successor Agent to the removed

Agent and Borrower on behalf of the Required Lenders, whereupon (i) the current Agent shall be discharged from its duties and obligations as an Agent hereunder and under the Margin Loan Documentation, but shall not be relieved of any of its obligations as a Lender and (ii) the successor shall succeed to and become vested with all of the rights, powers, privileges and duties as the applicable Agent.

Section 8.10         Erroneous Payments.

(a)        If Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, but in any event excluding each Borrower and their Affiliates, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)       Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)         (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)         such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within ten Business Days of the date of such payment) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 8.10(b).

(c)        Each Lender hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Margin Loan Documentation, or otherwise payable or distributable by Administrative Agent to such Lender from any source, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)        In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an assignment and assumption (or, to the extent applicable, an agreement incorporating an assignment and assumption by reference pursuant to an approved electronic platform as to which Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Advances to Borrower or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any Payment Recipient that receives funds on its behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous

Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Margin Loan Documentation with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)       The parties hereto agree that an Erroneous Payment shall not be deemed to pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any Fund Entity, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from any Borrower or any Fund Entity for the purpose of satisfying such Obligations.

(f)         To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set‑off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)         Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Margin Loan Documentation.

(h)        Notwithstanding anything to the contrary herein, neither Borrower nor any of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 8.10, and Administrative Agent expressly agrees, on behalf of itself and its Affiliates, that Section 9.04 shall not apply to any Erroneous Payment. In no event shall the making of any Erroneous Payment, or any fees, costs and expenses of Administrative Agent or any of its Affiliates incurred in connection with any recovery or attempted recovery thereof, increase the Obligations of any Borrower hereunder.

ARTICLE 9
Miscellaneous

Section 9.01         Amendments; Adjustments. Neither this Agreement nor any of the other Margin Loan Documentation nor any provision hereof or thereof may be waived, amended, modified or supplemented, nor any consent granted to any deviation to the terms hereof or thereof, except pursuant to an agreement or agreements in writing entered into by the Required Lenders and Borrower (and, if a party thereto, General Partner), and acknowledged by Administrative Agent; provided that no such amendment, waiver, modification, supplement or consent shall:

(i)           without the consent of each Lender party hereto:

(a)          waive any condition set forth in Article 4;

(b)          extend or increase the Commitment of such Lender or reinstate the terminated Commitment of such Lender;

(c)          postpone any date on which any payment of principal, interest, fees or other amounts due to the Lenders or Agents is required to be made hereunder or under any other Margin Loan Documentation;

(d)        change the principal amount of, or the rate at which interest accrues on, the Advances, or any fees payable hereunder;

(e)          modify the definition of “Applicable Percentage” or “Pro Rata Basis” or Section 2.12 or 2.14, or otherwise affect the manner in which payments are shared, or Collateral is allocated, ratably among the Lenders;

(f)         modify the second or sixth paragraph of the Fund Representation Letter, or terminate, or release any Fund Entity from its obligations under, the Fund Representation Letter;

(g)        change the definition of “LTV Ratio” or increase the Initial LTV Level, the LTV Maintenance Level or the LTV Margin Call Level or the LTV Release Level (or, in each case, any defined term used therein);

(h)        modify Section 8.08 or this Section 9.01 or any other provision herein that expressly requires the consent of all Lenders or Required Lenders for any matter or the definition of Required Lenders;

(i)       permit the assignment or transfer by Borrower of any of its rights and obligations under any Margin Loan Documentation;

(j)         change the definition of “Delisting,” “Stock Price Trigger Event,” “Stock Price Trigger Threshold,” or “Issuer Trading Suspension,” or modify in any material respect any other “Facility Adjustment Event” or the definition of “Potential Facility Adjustment Event” or “Mandatory Prepayment Event”;

(k)          change the definition of “Acceptable Collateral,” “Collateral Shortfall,” “Cure Time,” “Equity Commitment Letter,” “Share Posting Date” or “Share Segregation Condition” (or, in each case, any defined term used therein) or modify Section 2.06(b), 2.06(c), 2.06(d), 2.06(e), 5.10, 5.11, 6.01, 6.02, 6.07, 6.11, 7.01(a), 7.01(b), 7.01(c), 7.01(f), 7.01(g), 7.02(e), 7.02(f), 8.08 or 8.09 in each case, in any material respect, or permit the release of any substantial portion of the Collateral other than in accordance with the Margin Loan Documentation; or

(l)          materially impair or diminish, or circumvent, any term or provision specified above (including, without limitation, by modifying any defined term used therein or any provision referenced therein);

(ii)         without the consent of the Supermajority Lenders:

(a)          modify Section 6.15; or

(b)          materially impair or diminish, or circumvent, any term or provision specified above (including, without limitation, by modifying any defined term used therein or any provision referenced therein); or

(iii)         without the consent of each Lender directly and adversely affected thereby:

(a)          modify Section 7.01(h) or Section 7.02(a); or

(b)          postpone any date on which any payment of principal, interest, fees or other amounts due to the Lenders or Agents is required to be made hereunder or under any other Margin Loan Documentation; or

(c)          amend, waive or modify any provision of the Margin Loan Documentation relating to the exercise of remedies by any Lender following an Event of Default;

provided further that (i) the provisions set forth in Article 8 shall not be waived, amended, modified or supplemented, nor any consent granted to any deviation thereto, without the consent of each Agent affected thereby, (ii) Section 2.07 or 2.08 shall not be amended or waived in a way that adversely affects any Lender without such Lender’s consent and (iii) Administrative Agent and Borrower may amend this Agreement pursuant to the definition of “Term SOFR” without the consent of any Lender except to the extent provided in such definition.

Notwithstanding the foregoing, each Lender agrees with each other Lender and with Borrower that no amendment, termination or supplement shall be made to any Security Agreements, Issuer Agreement, or Control Agreement, and no new Margin Loan Documentation shall be entered into with any Lender (subject, for the avoidance of doubt, to Section 2.12), unless a substantially identical amendment, termination or supplement is made to each other Security Agreements, Issuer Agreements, or Control Agreements, or substantially identical Margin Loan Documentation is entered into with each other Lender, as the case may be.

Notwithstanding anything to the contrary herein, upon the occurrence of any Facility Adjustment Event or Potential Facility Adjustment Event, Joint Calculation Agents shall (a) adjust one or more of the terms or provisions of the Facility as the Joint Calculation Agents determine necessary to account for the effect of the Facility Adjustment Event or Potential Facility Adjustment Event on the Facility (unless the Joint Calculation Agents determine that no such adjustment is necessary), which adjustments may include, (x) requiring the Borrower to prepay the outstanding principal amounts of the Advances (together with any interest accrued thereto), in whole or in part, (y) reducing Lender’s commitments and reduce the Maximum Facility Amount (and, if the outstanding principal of any Loans is in excess of Maximum Facility Amount, Borrower shall prepay the portion of the outstanding principal amount of such Loan equal to such excess, and pay any related amounts, pursuant to Section 2.06(a) as if Borrower has, on the date the Joint Calculation Agents notify Borrower of its adjustment hereunder, effectively delivered a notice to Lender to prepay such amount) and/or (z) adding additional Mandatory Prepayment Events, and (b) determine the effective time of the adjustment (and, except in the case of a Facility Adjustment Event of the type described in clause (i)(b) or (iii)(a) of the definition thereof or a related Potential Facility Adjustment Event, may take into account, among other factors, volatility, correlation, liquidity, free float and the price of the Shares or any other Collateral, the credit profile of the Issuer, Transfer Restrictions and Restrictive Conditions applicable to the Shares or any other Collateral, in each case, relative to the Shares, the Issuer or, if applicable, any other Collateral prior to giving effect to the relevant event). To the extent reasonably practicable, Joint Calculation Agents shall consult in good faith with Borrower regarding any such adjustments; provided that consultations with the Borrower hereunder shall be non‑binding and shall not entail any minimum consultation period prior to the determination or effectiveness of any adjustment. Subject to Section 9.18(a), any such adjustments pursuant to this paragraph shall be binding on all parties to the Margin Loan Documentation and all such parties shall enter into such documentation required or reasonably requested by Administrative Agent to reflect such adjustments. If the Joint Calculation Agents determine that no adjustment that it could make will produce a commercially reasonable result, such Facility Adjustment Event shall be deemed to give rise to a Mandatory Prepayment Event pursuant to the definition herein and the provisions of Section 2.06(b) shall apply.

Section 9.02         Notices; Effectiveness; Electronic Communications.

(a)          Notices Generally. All notices and other communications provided for herein (including, for the avoidance of doubt, any Collateral Call Notice) shall be in writing and shall be delivered (i) by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, or (ii) by electronic mail to the applicable e‑mail address, as follows:

(i)	if to Borrower or General Partner, to:

c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 7500
New York, NY 10001
Attention: *****
Telephone: *****
Email: *****

(ii)	if to Administrative Agent, to:

UBS AG Stamford Branch
600 Washington Boulevard
Stamford, CT 06901
Attention: *****
Telephone: *****
Email: *****

(iii)	if to a Lender, to it at its address set forth in Schedule I.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, (x) other than in the case of a Collateral Call Notice, a Mandatory Prepayment Event Notice or any notice under Section 8.09 relating to the removal of any Agent by the Required Lenders, if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (y) in the case of a Collateral Call Notice or a Mandatory Prepayment Event Notice, if not given by the Collateral Call Notice Deadline or the Mandatory Prepayment Event Notice Deadline, as the case may be, on any Scheduled Trading Day, such notice or communication shall be deemed to have been given at the opening of business on the next Scheduled Trading Day). Notices and other communications delivered through electronic communications shall be effective as provided in Subsection (b).

(b)         Electronic Communications. (i) Notices and other communications sent to an e‑mail address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose), provided that (x) other than in the case of a Collateral Call Notice, a Mandatory Prepayment Event Notice or any notice under Section 8.09 relating to the removal of any Agent by the Required Lenders, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, or (y) in the case of a Collateral Call Notice or a Mandatory Prepayment Event Notice, if such notice or other communication is not sent by the Collateral Call Notice Deadline or the Mandatory Prepayment Event Notice Deadline, as the case may be, on any Scheduled Trading Day, such notice or communication shall be deemed to have been given at the opening of business on the next Scheduled Trading Day and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)         Change of Address, Etc. Each of Borrower, General Partner and Administrative Agent may change its address, facsimile, telephone number or e‑mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile, telephone number or e‑mail for notices and other communications hereunder by notice to Administrative Agent, who shall promptly notify Borrower thereof. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)         Reliance by Lenders. Each Agent and Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower or General Partner. All telephonic notices to and other telephonic communications with any Agent or any Lender may be recorded by such Agent or such Lender, and each of the parties hereto hereby consents to such recording.

Section 9.03         No Waiver; Remedies.

(a)      No failure or delay of any Lender or any Agent in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Agents and Lenders hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Margin Loan Documentation or consent to any departure by Borrower or General Partner therefrom shall in any event be effective unless the same shall be permitted by Section 9.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower or General Partner in any case shall entitle Borrower or General Partner to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agents and Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Lenders may have had notice or knowledge of such Event of Default at the time.

(b)          The Advances are made with full recourse to Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of Borrower.

(c)       Borrower, General Partner and Lenders acknowledge and agree that the Margin Loan Documentation collectively are intended to constitute a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations under or in connection with the Margin Loan Documentation represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Margin Loan Documentation collectively constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

Section 9.04         Costs And Expenses; Indemnification; Damage Waiver.

(a)         Costs and Expenses. Borrower shall pay promptly (i) all actual, reasonable and documented costs and reasonable out‑of‑pocket expenses incurred by Lenders and each Agent, including the reasonable fees, charges and disbursements of one counsel for Lenders and Agents in connection with the Facility, including syndication thereof, the preparation and administration of the Margin Loan Documentation or any amendments, modifications or waivers of the provisions of the Margin Loan Documentation (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable costs and reasonable out‑of‑pocket expenses incurred by Lenders and each Agent, including the fees, charges and disbursements of any counsel for Lenders and each Agent, in connection with the enforcement, collection or protection of its rights in connection with the Margin Loan Documentation, including its rights under this Section, or in connection with the Advances made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)          Indemnification by Borrower. Borrower shall indemnify Lenders, each Agent (and any sub‑agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel in each appropriate jurisdiction for the Indemnitees, incurred by or asserted against any Indemnitee by any third‑party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of, (i) this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the exercise of remedies hereunder and thereunder or the consummation of the transactions contemplated by this Agreement (which, for the avoidance of doubt, shall not include any hedging activities by any Indemnitee, as to which clause (d) below shall apply), any other Margin Loan Documentation or any agreement or instrument contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third‑party or by Borrower or any other Related Party of Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (y) arise out of any dispute among Indemnitees (other than a dispute involving claims against Administrative Agent or any Joint Calculation Agent, in each case in their respective capacities as such) that did not involve actions or omissions of Borrower or its Affiliates. This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)        Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each of Borrower and General Partner shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in Subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Margin Loan Documentation or the transactions contemplated hereby or thereby, except to the extent such charges result from the willful misconduct, bad faith or gross negligence of such Indemnitee.

(d)       Post‑Default Hedging Costs. After the occurrence of an Event of Default, Borrower shall pay, on demand, such Lender’s (or its Affiliate’s) costs (including the cost of put options and such Lender’s reasonable estimate of the cost of borrowing Shares in connection with Share Hedging Transactions), losses (including market losses resulting from Share Hedging Transactions), charges, fees, expenses, Taxes or duties of any kind directly relating to its (x) Advances or (y) acquisition, establishment, re‑establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s) entered into by such Lender or its Affiliate to hedge the market risk of the Collateral. Borrower’s obligation under this Subsection (d) shall survive termination of the Facility and payment in full of all other Obligations. “Share Hedging Transactions” means “short sales” of Shares and option contracts, futures contracts, forward contracts, swap agreements or other derivative transactions relating to Shares, excluding, for the avoidance of doubt, any such transaction for which the underlier is a broad‑based index or basket of securities.

(e)         Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to any Agent (or any sub‑agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub‑agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub‑agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub‑agent) in connection with such capacity. The obligations of Lenders under this clause (e) are subject to the provisions of Section 2.13.

(f)         Payments. All amounts due under this Section shall be payable promptly and in any event not later than ten Business Days after demand therefor (subject to acceleration under Section 7.01).

(g)          Survival. The agreements in this Section shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.05        Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to any of Administrative Agent or Lenders (or Administrative Agent on behalf of the Lenders), or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 9.06         Governing Law; Submission To Jurisdiction.

(a)        Governing Law. The Margin Loan Documentation shall be governed by, and construed in accordance with, laws of the State of New York.

(b)        Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any other Margin Loan Documentation, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Margin Loan Documentation shall affect any right that Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Margin Loan Documentation against Borrower, General Partner or its properties in the courts of any jurisdiction.

(c)         Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Margin Loan Documentation in any court referred to in Subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02(a). Nothing in this Agreement or any other Margin Loan Documentation will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e)       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MARGIN LOAN DOCUMENTATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER MARGIN LOAN DOCUMENTATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06(e).

Section 9.07         Successors and Assigns.

As set forth in the Additional Terms Letter.

Section 9.08        Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Margin Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by each of the parties hereto and when each of the parties hereto shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, a Borrowing Notice, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.

Section 9.10        Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of the Margin Loan Documentation and the making of any Advances, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Sections 2.07, 2.08, 9.04, 9.11 and 9.13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the resignation or replacement of the Administrative Agent, the assignment of rights by any Lender or the termination of this Agreement or any other Margin Loan Documentation any provision hereof or thereof.

Section 9.11         Confidentiality. Subject to Section 5.06, each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be (x) used by any Lender party hereto, its affiliates, agents, Participants and/or hedging counterparties in connection with, or upon, the exercise of any remedies hereunder or under any other Margin Loan Documentation or the enforcement of rights hereunder or thereunder and/or (y) disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over such Lender (in which case the disclosing party agrees to inform Borrower promptly of such disclosure, unless such notice is prohibited by applicable Law and except in connection with any request as part of a regulatory examination), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to inform Borrower promptly of such disclosure to the extent permitted by law and except in connection with a regulatory examination of an audit or examination conducted by bank accountants), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Margin Loan Documentation, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or hedging transaction relating to Borrower and its obligations or the Collateral Shares, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by such Lender, (ii) becomes available to such Lender on a non‑confidential basis from a source other than Borrower or its Affiliates or (iii) is independently developed by such Lender without use of the Information. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business hereunder or pursuant hereto, other than any such information that is available to Lenders on a non‑confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, Borrower agrees that the obligations of Lenders and Agents in this Section 9.11 shall not be interpreted to restrict any such Lender or Agent or their Affiliates from transacting in Shares or related securities (it being understood that any transactions in Collateral Shares are subject to the terms of the Margin Loan Documentation).

Section 9.12       No Advisory Or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby and by the other Margin Loan Documentation (including in connection with any amendment, waiver or other modification hereof or of any other Margin Loan Documentation), each of Borrower and General Partner acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Lenders are arm’s‑length commercial transactions between Borrower, General Partner and their Affiliates, on the one hand, and Lenders and their Affiliates, on the other hand, (ii) each of Borrower and General Partner has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of Borrower and General Partner is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Margin Loan Documentation; (b)(i) Lenders are and have been acting solely as principals and, except as expressly agreed in writing herein or otherwise by the relevant parties, have not been, are not, and will not be acting as advisors, agents or fiduciaries for Borrower, General Partner or any of their Affiliates, or any other Person and (ii) Lenders have no obligation to Borrower, General Partner or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Margin Loan Documentation; and (c) Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, General Partner and their Affiliates, and Lenders have no obligations to disclose any of such interests to Borrower, General Partner or any of their Affiliates. To the fullest extent permitted by law, each of Borrower and General Partner hereby waives and releases any claims that it may have against Lenders or their

Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.13       Right Of Setoff. If an Event of Default shall have occurred and be continuing, Lenders, Agents and each of their respective Affiliates (each, a “Set‑off Party”) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Set‑off Party to or for the credit or the account of Borrower against any of and all the obligations and liabilities of Borrower, irrespective of whether or not the relevant Set‑off Party shall have made any demand under the Margin Loan Documentation and although such obligations may be unmatured. The parties agree that each of the Collateral Accounts is a general and not special account. The rights of each Set‑off Party under this Section 9.13 are in addition to other rights and remedies (including other rights of setoff) which such Set‑off Party may have.

Section 9.14        Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lenders under this Agreement or any other Margin Loan Documentation or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lenders’ receipt of any sum adjudged in the Judgment Currency, Lenders may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless Lenders against any deficiency in terms of Dollars in the amounts actually received by Lenders following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder, and shall survive the termination of this Agreement.

Section 9.15        USA PATRIOT Act Notice. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)), as amended (the “Act”), and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and General Partner that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower and General Partner, which information includes the name and address of Borrower and General Partner and other information that will allow such Lender or Agent, as the case may be, to identify Borrower and General Partner in accordance with the Act. Each of Borrower and General Partner agrees to promptly provide any Lender with all of the information with respect to Borrower or General Partner, as the case may be, requested by such Lender (x) to the extent such Lender deems such information reasonably necessary to identify Borrower or General Partner in accordance with the Act or (y) in connection with such Lender’s standard “on boarding” process (including, without limitation, pursuant to “know your customer” or anti money laundering requirements).

Section 9.16       Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under applicable law (collectively the

“Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.17     Disclosure. Borrower hereby acknowledges and agrees that Lenders and/or their Affiliates from time to time may hold investments in, make loans to or have other relationships with Issuer or its Affiliates.

Section 9.18         Joint Calculation Agents Determinations; Lender Consultation.

(a)         All calculations and determinations made by the Joint Calculation Agents shall be made in good faith and in a commercially reasonable manner.

(b)         For the avoidance of doubt, the Lenders may consult with one another in considering any action, determination, notice or instruction that may be given by any Lender or Lenders or Agent hereunder.

Section 9.19         U.S. QFC Contractual Stay Requirements.

(a)        Recognition of U.S. Regimes. In the event one or more of the Covered Parties becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement, any transaction under this Agreement or any related Credit Enhancement (each, a “Relevant Agreement”) and any interest and obligation in or under, and any property securing, such Relevant Agreement (“Relevant Interests”) from one or more of the Covered Parties will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreement and Relevant Interests were governed by the laws of the United States or a state of the United States. In the event one or more of the Covered Parties or any Covered Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to any Relevant Agreement against the Covered Party or Relevant Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Relevant Agreement were governed by the laws of the United States or a state of the United States. The requirements of this paragraph (a) apply notwithstanding paragraph (b) below.

(b)        Limitation on Exercise of Certain Default Rights. Notwithstanding anything to the contrary in any Relevant Agreement or any other agreement, the parties expressly agree that the Borrower shall not be permitted to exercise any Default Right against the Relevant Covered Parties with respect to any Relevant Agreement that is related, directly or indirectly, to a Covered Affiliate becoming subject to an Insolvency Proceeding, other than a Default Right that arises as a result of the Relevant Covered Parties becoming subject to an Insolvency Proceeding or the Relevant

Covered Parties not satisfying a payment or delivery obligation pursuant to such Relevant Agreement or another contract between the Relevant Covered Parties and the Borrower that gives rise to a Default Right under such Relevant Agreement. After a Covered Affiliate has become subject to an Insolvency Proceeding, if the Borrower seeks to exercise any Default Right with respect to any Relevant Agreement with the Relevant Covered Parties, the Borrower shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted thereunder.

(c)        Effective Date. The provisions of this Clause 9.19 will come into effect on the later of the date of this Agreement and the Applicable Compliance Date.

(d)          Definitions. For the purposes of this Clause 9.19, the following definitions apply:

“Applicable Compliance Date” means: (a) July 1, 2019, if that Borrower is a “financial counterparty” other than a “small financial institution” (as such terms are defined under, and interpreted in accordance with, the QFC Stay Rules); or (b) otherwise, January 1, 2020.

“Covered Affiliate” means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of one or more of the Covered Parties.

“Covered Parties” means any Lender that is a “covered entity” as defined under the QFC Stay Rules.

“Credit Enhancement” means, with respect to this Agreement or any transaction under this Agreement, any credit enhancement or other credit support arrangement in support of the obligations of one or more of the Covered Parties or the Borrower thereunder or with respect thereto, including any guarantee, pledge, charge, mortgage or other security interest in collateral or title transfer collateral arrangement, trust or similar arrangement, letter of credit, transfer of margin, reimbursement obligation or any similar arrangement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, the QFC Stay Rules, including without limitation any right of a party to liquidate, terminate, cancel, rescind, or accelerate an agreement or transactions thereunder; set off or net amounts owed; exercise remedies in respect of collateral or other credit support or related property; demand payment or delivery; suspend, delay, or defer payment or performance; alter the amount of, demand the return of or modify any right to reuse collateral or margin provided; otherwise modify the obligations of a party; or any similar rights.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8; 12 C.F.R. 382.1‑7; and 12 C.F.R. 47.1‑8. All references herein to the QFC Stay Rules shall be construed, with respect to any Covered Party, to the particular QFC Stay Rule(s) applicable to it.

“Relevant Covered Party” means the Covered Party that is affiliated with the relevant Covered Affiliate.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd‑Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 9.20      Acknowledgement and Consent to Bail‑In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Margin Loan Documentation, to the extent such liability is unsecured, may be subject to the write‑down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write‑Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution;

(b)          the effects of any Bail‑In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Margin Loan Documentation; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write‑down and conversion powers of the applicable Resolution Authority.

[END OF TEXT]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer or Authorized Representative as of the date first above written.

BORROWER:

KKR HAWAII HOLDINGS L.P., as Borrower By: KKR Hawaii Holdings GP LLC, its general partner

By:	/s/ Max Lin
Name: Max Lin
Title: President

KKR HAWAII HOLDINGS GP LLC, as General Partner, solely with respect to Article 3, Article 5, Article 6 and Article 9

By:	/s/ Max Lin
Name: Max Lin
Title: President

UBS AG STAMFORD BRANCH, as Administrative Agent

By:	/s/ Steve Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Sherry Luo
Name: Sherry Luo
Title: Executive Director

UBS AG LONDON BRANCH, as Joint Calculation Agent		UBS AG LONDON BRANCH, as Lender

By:	/s/ Steve Studnicky	By:	/s/ Steve Studnicky
	Name: Steve Studnicky		Name: Steve Studnicky
	Title: Managing Director		Title: Managing Director

By:	/s/ Anna Petterson	By:	/s/ Anna Petterson
	Name: Anna Petterson		Name: Anna Petterson
	Title: Director		Title: Director

[Signature Page to Margin Loan Agreement]

MIZUHO SECURITIES USA LLC, as Joint Calculation Agent

By:	/s/ Mariano Gaut
Name: Mariano Gaut
Title: Managing Director

MIZUHO BANK, LTD., as Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

[Signature Page to Margin Loan Agreement]

SCHEDULE I – COMMITMENTS AND LENDER INFORMATION

As set forth in the Additional Terms Letter.

Schedule I to Margin Loan Agreement

SCHEDULE II – FUND ENTITIES

As set forth in the Additional Terms Letter.

Schedule II to Margin Loan Agreement

SCHEDULE III

EXISTING LEGEND

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

Schedule III to Margin Loan Agreement

EXHIBIT A‑1

FORM OF CLOSING DATE OFFICER’S CERTIFICATE

Reference is made to the Margin Loan Agreement, dated as of August 14, 2025 (as amended, restated supplemented or otherwise modified, refinanced or replaced from time to time, the “Loan Agreement”) among KKR Hawaii Holdings L.P., a Delaware limited partnership (the “Borrower”), KKR Hawaii Holdings GP LLC, a Delaware limited liability company (the “General Partner”), the Lenders from time to time party thereto and UBS AG London Branch, as Administrative Agent. Terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

1.        The undersigned, [_____], [_____] of General Partner, as the general partner of the Borrower, solely in his capacity as [_____] of the General Partner and not individually, hereby certifies, on [_______], 20[__] as follows:

(a)
each of the representations and warranties contained in the Margin Loan Documentation is true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date).

[Remainder of page intentionally left blank]

Exhibit A-1 to Margin Loan Agreement

A-1-1

EXHIBIT A‑2
FORM OF FUNDING DATE OFFICER’S CERTIFICATE

Reference is made to the Margin Loan Agreement, dated as of August 14, 2025 (as amended, restated supplemented or otherwise modified, refinanced or replaced from time to time, the “Loan Agreement”) among KKR Hawaii Holdings L.P., a Delaware limited partnership (the “Borrower”), KKR Hawaii Holdings GP LLC, a Delaware limited liability company (the “General Partner”), the Lenders from time to time party thereto and UBS AG Stamford Branch, as Administrative Agent. Terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

1.        The undersigned, [_____], [_____] of General Partner, as the general partner of the Borrower, solely in his capacity as [_____] of the General Partner and not individually, hereby certifies, on [_______], 20[__] as follows:

(a)
[(i) the Borrower has established the Collateral Account and has executed and delivered all account opening documentation required by Custodian, (ii) the Initial DTC Collateral Shares and the Initial Book‑Entry Collateral Shares each constituting Acceptable Collateral have been pledged under the Security Agreements (and in the case of the Initial DTC Collateral Shares, credited to the Collateral Accounts), in each case on a Pro Rata Basis free from all Transfer Restrictions (other than Existing Transfer Restrictions and with respect to Book‑Entry Collateral Share only, Permitted Transfer Restrictions) and Restrictive Conditions (other than Existing Restrictive Conditions) and (iii) the Collateral Requirement shall have been satisfied in all material respects;][1]

(b)
[(i) the Additional Collateral Shares constituting Acceptable Collateral have been pledged under the Security Agreements in favor of each Applicable Lender (and credited to the Collateral Accounts) on a Pro Rata Basis, free from all Transfer Restrictions (other than Existing Transfer Restrictions) and Restrictive Conditions (other than Existing Restrictive Conditions) and (ii) the Collateral Requirement shall have been satisfied in all material respects;][2]

(c)
each of the representations and warranties contained in the Margin Loan Documentation is true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date (unless any

1 Insert for Initial Funding Date and Delayed Funding Date.
2 Insert for Accordion Funding Date.

Exhibit A-2 to Margin Loan Agreement

A-2-1

such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date);

(d)	no event or condition shall have resulted in a continuing, or would be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect;

(e)
immediately after giving effect to the Advance on the date hereof (A) (i) the LTV Ratio on the date hereof does not exceed the Initial LTV Level and (ii) all types and amounts of Collateral will be held on a Pro Rata Basis and (B) the Collateral Requirements have been satisfied in all material respects; and

(f)
(i) no Mandatory Prepayment Event has occurred that has not been cured or waived as of the date hereof, (ii) no Default, Event of Default or Adjustment Determination Period has occurred and is continuing on the date hereof and (iii) none of the foregoing clauses (i) and (ii) will result from the Advance on the date hereof or the application of the proceeds therefrom.

[Remainder of page intentionally left blank]

Exhibit A-2 to Margin Loan Agreement

A-2-2

EXHIBIT B
FORM OF SECURITY AGREEMENT

[Attached]

Exhibit B to Margin Loan Agreement

B-1

EXHIBIT C
FORM OF CONTROL AGREEMENT

[Attached]

Exhibit C to Margin Loan Agreement

C-1

EXHIBIT D
FORM OF ISSUER AGREEMENT

[Attached]

Exhibit D to Margin Loan Agreement

D-1

EXHIBIT E
FORM OF FUND REPRESENTATION LETTER

[Attached]

Exhibit E to Margin Loan Agreement

E-1

EXHIBIT F

FORM OF COLLATERAL CALL NOTICE

[DATE]

KKR Hawaii Holdings L.P.
c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 7500
New York, New York 10001

Reference is hereby made to that certain Margin Loan Agreement, dated August 14, 2025, among KKR Hawaii Holdings L.P., a Delaware limited partnership, as Borrower, KKR Hawaii Holdings GP LLC, a Delaware limited liability company, as Borrower’s general partner, the several Lenders from time to time party thereto (the “Lenders”) and UBS AG Stamford Branch, as Administrative Agent (as such may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Any capitalized term that is used but not defined herein shall have the meaning given thereto in the Loan Agreement.

We hereby notify you that a Collateral Shortfall has occurred and is continuing on the date hereof. This notice shall constitute a “Collateral Call Notice” within the meaning of the Loan Agreement.

Yours truly,

[______]

Exhibit F to Margin Loan Agreement

F-1

EXHIBIT G

FORM OF BORROWING NOTICE

Borrowing Notice

To:         UBS AG Stamford Branch
600 Washington Blvd
Stamford, CT 06901

Ladies and Gentlemen:

Reference is made to that certain Margin Loan Agreement, dated August 14, 2025 (as amended, modified, supplemented, refinanced and/or restated from time to time, the “Loan Agreement”), among Borrower, General Partner, the several Lenders from time to time party thereto (the “Lenders”) and UBS AG Stamford Branch, as Administrative Agent and Mizuho Securities USA LLC and UBS AG London Branch, as Joint Calculation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Borrower hereby request Advances to be made on the terms set forth below:

(A) Date of Advances	[______], 20[__]
(B) Aggregate Principal amount of Advances, to be funded by each Lender in the amounts below, in each case to be funded net of the relevant Upfront Fee:	$[___________]
1. [Lender]	$[___________]
2. [Lender]	$[___________]
3. [Lender]	$[___________]
4. [Lender]	$[___________]
5. [Lender]	$[___________]
6. [Lender]	$[___________]
7. [Lender]	$[___________]
8. [Lender]	$[___________]
9. [Lender]	$[___________]
(C) Type of Advances	SOFR Advance
(D) Wiring instructions	[_______________]

Exhibit G to Margin Loan Agreement

Exhibit G-1

Very truly yours,

KKR Hawaii Holdings, L.P.

By:
Name:
Title:

Exhibit G-2

EXHIBIT H‑1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of August 14, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among KKR Hawaii Holdings L.P., a Delaware limited partnership, as Borrower (“Borrower”), KKR Hawaii Holdings GP LLC, a Delaware limited liability company, as Borrower’s general partner, the several Lenders from time to time party thereto, and UBS AG Stamford Branch, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the regarded owner of the Borrower, within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H to Margin Loan Agreement

H-1-1

EXHIBIT H‑2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of August 14, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) among KKR Hawaii Holdings L.P., a Delaware limited partnership, as Borrower (“Borrower”), KKR Hawaii Holdings GP LLC, a Delaware limited liability company, as Borrower’s general partner, the several Lenders from time to time party thereto, and UBS AG Stamford Branch, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H‑2 to Margin Loan Agreement

H-2-1

EXHIBIT H‑3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of August 14, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among KKR Hawaii Holdings L.P., a Delaware limited partnership, as Borrower (“Borrower”), KKR Hawaii Holdings GP LLC, a Delaware limited liability company, as Borrower’s general partner, the several Lenders from time to time party thereto, and UBS AG Stamford Branch, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form) or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN or an IRS Form W‑8BEN‑E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit H‑3 to Margin Loan Agreement

H-3-1

EXHIBIT H‑4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of August 14, 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among KKR Hawaii Holdings L.P, a Delaware limited partnership, as Borrower (“Borrower”), KKR Hawaii Holdings GP LLC, a Delaware limited liability company, as Borrower’s general partner, the several Lenders from time to time party thereto, and UBS AG Stamford Branch, as Administrative Agent and Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Margin Loan Documentation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form) or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN or IRS Form W‑8BEN‑E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Exhibit H‑4 to Margin Loan Agreement

H-4-1

EXHIBIT I
FORM OF CONFIRMATION

As set forth in the Additional Terms Letter.

Exhibit I to Margin Loan Agreement

I-1-1

EXHIBIT J
FORM OF EQUITY COMMITMENT LETTER

As set forth in the Additional Terms Letter.

Exhibit H to Margin Loan Agreement

J-1-1